REGISTRATION STATEMENT NO. 333-83072

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                  ------------

                                    FORM S-2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                         POST-EFFECTIVE AMENDMENT NO. 2

                         THE TRAVELERS INSURANCE COMPANY
             (Exact name of registrant as specified in its charter)
                                 --------------

                                   CONNECTICUT
                                   -----------
         (State or other jurisdiction of incorporation or organization)

                I.R.S. Employer Identification Number: 06-0566090

        P. O. Box 990026, Hartford, Connecticut 06199-0026 (860) 308-1000
    (Address, including Zip Code, and Telephone Number, including Area Code, of Registrant's Principal Executive Offices)

                                 --------------

                                ERNEST J. WRIGHT
                         The Travelers Insurance Company
                                 P.O. Box 990026
                        Hartford, Connecticut 06199-0026
                                 (860) 308-1000
            (Name, Address, including Zip Code, and Telephone Number,
                    including Area Code of Agent for Service)

     Approximate date of commencement of proposed sale to the public: The annuities covered by this registration statement are to be issued from time to time after the effective date of this registration statement.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of
1933 check the following box.    X
                              -------

     Pursuant to Rule 429 under the Securities Act of 1933, the Prospectus contained herein relates to Registration Statement Nos. 333-51804 and 333-64862.

     If the Registrant elects to deliver its latest Annual Report to security-holders, or a complete and legible facsimile thereof, pursuant to Item 11(a)(1) of this Form, check the following box. _____

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Action registration statement number of the earlier effective registration statement for the same offering. ___

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering ____.

     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering ____.

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ___

================================================================================

                                     PART I
                                   PROSPECTUS

                                       TTM

                            TRAVELERS TARGET MATURITY

TTM, Travelers Target Maturity, is a deferred annuity Contract ("Contract") that provides a guaranteed fixed rate of return for your investment if you do not surrender your Contract before the Guarantee Period ends. Generally, if you do surrender your Contract before the Guarantee Period ends, your Cash Value will be subject to a market value adjustment and surrender charges.

This prospectus explains:

        o   the Contract (single purchase payment)

        o   The Travelers Insurance Company and Separate Account MGA

        o   The Travelers Life and Annuity Company and Separate Account MGA II

        o   the Guarantee Periods and Interest Rates

        o   Surrenders

        o   Surrender Charges

        o   Market Value Adjustment

        o   Death Benefit

        o   Annuity Payments

        o   other aspects of the Contract

This Contract is issued by The Travelers Insurance Company or The Travelers Life and Annuity Company. The Travelers Life and Annuity Company does not solicit or issue insurance products in the state of New York. Refer to your Contract for the name of your issuing company. Both companies are located at One City Place, Hartford, Connecticut 06103-3415. Travelers Distribution LLC, One Cityplace, Hartford, Connecticut 06103-3415, is the principal underwriter and distributor of the Contracts.

THIS PROSPECTUS IS ACCOMPANIED BY A COPY OF THE TRAVELERS INSURANCE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE PERIOD ENDED DECEMBER 31, 2003 AND THE TRAVELERS LIFE AND ANNUITY COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE PERIOD ENDED DECEMBER 31, 2003.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR THE ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

MUTUAL FUNDS, ANNUITIES AND INSURANCE PRODUCTS ARE NOT DEPOSITS OF ANY BANK, AND ARE NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.


                          PROSPECTUS DATED MAY 3, 2004.

                                TABLE OF CONTENTS

Special Terms................................................... Special Terms-1
Prospectus Summary..............................................       Summary-1
The Insurance Companies.........................................               1
The Contracts...................................................               1
   Application and Purchase Payment.............................               1
   Right to Cancel..............................................               1
Guarantee Periods...............................................               2
Establishment of Guaranteed Interest Rates......................               3
Surrenders......................................................               3
   General......................................................               3
   Surrender Charge.............................................               3
   Special Surrenders...........................................               4
   Market Value Adjustment......................................               4
   Waiver of Surrender Charge...................................               4
   Guarantee Period Exchange Option.............................               5
   Premium Taxes................................................               5
Death Benefit...................................................               5
Annuity Period..................................................               7
   Election of Annuity Commencement Date and Form of Annuity....               7
   Change of Annuity Commencement Date or Annuity Option........               7
   Annuity Options..............................................               7
   Annuity Payment..............................................               8
   Death of Annuitant After Annuity Commencement Date...........               8
Investments by the Company......................................               8
Amendment of the Contracts......................................               9
Assignment of the Contracts.....................................               9
Distribution of the Contracts...................................               9
Federal Tax Considerations......................................               9
   General......................................................               9
   Section 403(b) Plans and Arrangements........................               9
   Qualified Pension and Profit-Sharing Plans...................              10
   Individual Retirement Annuities..............................              10
   Roth IRAs....................................................              11
   Section 457 Plans............................................              11
   Nonqualified Annuities.......................................              11
   The Employee Retirement Income Security Act of 1974..........              12
   Federal Income Tax Withholding...............................              12
   Tax Advice...................................................              13
Available Information...........................................              14
Incorporation of Certain Documents by Reference.................              14
Legal Opinion...................................................              14
Experts.........................................................              14
Appendix A......................................................             A-1
Appendix B......................................................             B-1
Financial Statements

                                  SPECIAL TERMS
================================================================================

IN THIS PROSPECTUS THE FOLLOWING TERMS HAVE THE INDICATED MEANINGS:

ACCOUNT VALUE -- The Purchase Payment plus all interest earned, minus all surrenders, surrender charges and applicable premium tax previously deducted.

ANNUITANT -- The person upon whose life the Contract is issued.

ANNUITY COMMENCEMENT DATE -- The date on which annuity payments are to start. The date may be designated in the Contract or elected by the Owner.

BENEFICIARY -- The person entitled to receive benefits under the Contract in case of the death of the Annuitant or the Owner, or joint Owner, as applicable.

CASH SURRENDER VALUE -- The Cash Value less surrender charges and any applicable premium tax.

CASH VALUE -- The Account Value at the end of a Guarantee Period or the Market Adjusted Value before the end of a Guarantee Period.

COMPANY (WE, US, OUR) -- The Travelers Insurance Company or the Travelers Life and Annuity Company, depending on the state where your Contract is issued.

CONTINGENT ANNUITANT -- The person named prior to the Contract Date by the Owner who, upon the Annuitant's death (prior to the Annuity Commencement Date) becomes the Annuitant. All rights and benefits provided by the Contract then continue to be in effect. Applicable to nonqualified Contracts only.

CONTRACT -- For a group Contract, the certificate evidencing a participating interest in the group annuity Contract. Any reference in this Prospectus to Contract includes the underlying group annuity Contract. See Appendix A. For an individual Contract, the individual annuity Contract.

CONTRACT DATE -- The effective date of participation under the group annuity Contract as designated in the certificate, or the date of issue of an individual annuity Contract.

CONTRACT YEAR -- A continuous twelve-month period beginning on the Contract Date and each anniversary thereof.

FREE WITHDRAWAL AMOUNT -- The interest credited in the previous Contract Year that is not subject to a surrender charge or a market value adjustment.

GUARANTEE PERIOD -- The period for which either an initial or subsequent Guaranteed Interest Rate is credited.

GUARANTEED INTEREST RATE -- The annual effective interest rate credited during the Guarantee Period.

HOME OFFICE -- The principal executive offices of The Travelers Insurance Company or The Travelers Life and Annuity Company located at One Cityplace, Hartford, Connecticut 06103-3415 (Attention: Annuity Services).

MARKET VALUE ADJUSTMENT -- The Market Value Adjustment reflects the relationship, at the time of surrender, between the then-current Guaranteed Interest Rate for a Guarantee Period equal to the duration left in your Guarantee Period, and the Guaranteed Interest Rate that applies to your Contract.

MATURITY VALUE -- The accumulated value of a Purchase Payment at the Guaranteed Interest Rate at the end of the Guarantee Period selected, minus all surrenders, surrender charges and premium taxes previously deducted.

OWNER (YOU, YOURS) -- For an individual Contract, the person or entity to whom the individual Contract is issued. Joint Owners, who share in ownership rights and any benefits or payments, may be named in nonqualified Contracts. For a group contract, the person or entity to whom the certificate under a group annuity Contract is issued.

PURCHASE PAYMENT -- The premium payment applied to the Contract less premium taxes if applicable.

                                Special Terms-1

                               PROSPECTUS SUMMARY
================================================================================

Travelers Target Maturity is a single purchase payment modified guaranteed annuity contract available to eligible individuals. Modified Guaranteed Annuities offer a guaranteed fixed rate of return on your principal investment if you do not surrender your Contract before the Guarantee Period ends. If you do surrender your Contract before the end of the Guarantee Period, generally your Cash Value is subject to a Market Value Adjustment and Surrender Charge.

The Contract is offered by either The Travelers Insurance Company or The Travelers Life and Annuity Company ("the Company," "We" or "Us"). Both companies are indirect wholly-owned subsidiaries of Citigroup. The Travelers Life and Annuity Company does not solicit or issue insurance products in the state of New York. Refer to your Contract for the name of your issuing company. The Contract is available only in those states where it has been approved for sale.

You may select an initial Guarantee Period from those available from the Company. Currently, we offer Guarantee Periods up to ten years. Interest on the Purchase Payment is credited on a daily basis and so compounded in the Guaranteed Interest Rate. (See "Guarantee Periods" and "Establishment of Guaranteed Interest Rates".)

At the end of each Guarantee Period, a subsequent Guarantee Period of one year will automatically begin unless you elect another duration within thirty days before the Guarantee Period ends.

You may surrender your Contract, but the Cash Value may be subject to a Surrender Charge and/or a Market Value Adjustment. A full or partial surrender made prior to the end of a Guarantee Period will be subject to a Market Value Adjustment. The surrender charge may be deducted from any surrender made before the end of the seventh Contract Year. The surrender charge is computed as a percentage of the Cash Value being surrendered.

                  CONTRACT YEAR               CHARGE AS A PERCENTAGE
            IN WHICH SURRENDER IS MADE            OF CASH VALUE
            ---------------------------       ----------------------
                        1                              7%
                        2                              6%
                        3                              5%
                        4                              4%
                        5                              3%
                        6                              2%
                        7                              1%
                    Thereafter                         0%

There is no surrender charge for full or partial surrenders: (1) at the end of an initial Guarantee Period of at least three years, or (2) at the end of any other Initial Guarantee Period if the surrender occurs on or after the fifth Contract Year. We may waive surrender charges in certain instances. (See "Surrenders -- Waiver of Surrender Charge".)

There is no Market Value Adjustment if you surrender at the end of a guarantee period. Any such surrender request must be in writing and received by us within 30 days before the Guarantee Period ends. You may request any interest that has been credited during the prior Contract Year. No surrender charge or Market Value Adjustment will be imposed on such interest payments; however, all applicable premium taxes will be deducted. Any such surrender may also be subject to federal and state taxes. (See "Surrenders" and "Federal Tax Considerations".)

The Market Value Adjustment reflects the relationship between the current Guaranteed Interest Rate for the time left in the Guarantee Period at surrender and the Guaranteed Interest Rate that applies to your Contract. The Market Value Adjustment amount primarily depends on the interest rates the Company receives on its investments when the current Guaranteed Interest Rates are established. The Market Value Adjustment is sensitive, therefore, to changes in interest rates. It is possible that the amount you receive upon surrender may be less than your original Purchase Payment if interest rates increase. It is also possible that if interest rates decrease, the amount you receive upon surrender may be more than your original Purchase Payment plus accrued interest.

                                   Summary-1

On the Annuity Commencement Date specified by you, the Company will make either a lump sum payment or start to pay a series of payments based on the Annuity Options you select. (See "Annuity Period".)

The Contract may provide for a death benefit that is the Account Value on the date we receive written notification of death. If the Annuitant dies before the Annuity Commencement Date with no designated Contingent Annuitant surviving, or if the Owner dies before the Annuity Commencement Date with the Annuitant surviving, we will pay the death benefit to the Beneficiary. We calculate the death benefit as of the date the Home Office receives written notification of due proof of death. (See "Death Benefit".)

We will deduct any applicable premium taxes from the Cash Value either upon death, surrender, annuitization, or at the time the Purchase Payment is made to the Contract. (See "Surrenders Premium Taxes".)

                                   Summary-2

                             THE INSURANCE COMPANIES
================================================================================

Refer to your contract for the name of your issuing company.

The Travelers Insurance Company is a stock insurance company chartered in 1863 in the state of Connecticut and has been continuously engaged in the insurance business since that time. The Company is licensed to conduct life insurance business in all states of the United States, the District of Columbia, Puerto Rico, Guam, the U.S. and British Virgin Islands and the Bahamas. The Company is an indirect wholly-owned subsidiary of Citigroup Inc. The Company's home office is located at One Cityplace, Hartford, Connecticut 06103-3415.

The Travelers Life and Annuity Company is a stock insurance company chartered in 1973 in Connecticut and continuously engaged in the insurance business since that time. It is licensed to conduct life insurance business in all states of the United States (except New York), the District of Columbia and Puerto Rico. The Company is an indirect wholly-owned subsidiary of Citigroup Inc. The Company's Home Office is located at One Cityplace, Hartford, Connecticut 06103-3415.

                                  THE CONTRACTS
================================================================================

APPLICATION AND PURCHASE PAYMENT

For the Company to issue a Contract to you, you must:

        o   complete an application or an order to purchase

        o   include your minimum Purchase Payment of at least $5,000 and

        o   submit both to our Home Office for approval

The Company may:

        o   accept Purchase Payments up to $1 million without prior approval

        o contact you or your agent if the application or order form is not properly completed

        o return your entire application or order form and Purchase Payment if not properly completed

RIGHT TO CANCEL

Generally, you may return your Contract to us at our Home Office within 10 days (7 days for IRAs) of delivery of your Contract. Depending on your state, we will return your Purchase Payment or Cash Value. Please refer to your Contract for any additional information.

                                GUARANTEE PERIODS
================================================================================

You will select the duration of the Guarantee Period and corresponding declared Guaranteed Interest Rate. Your Purchase Payment will earn interest at the Guaranteed Interest Rate during the entire Guarantee Period. All interest earned will be credited daily; this compounding effect is reflected in the Guaranteed Interest Rate.


             EXAMPLE OF COMPOUNDING AT THE GUARANTEED INTEREST RATE

Beginning Account Value:          $50,000
Guarantee Period:                 5 years
Guaranteed Interest Rate:         5.50% Annual Effective Rate

                                                                            END OF CONTRACT YEAR
                                                ------------------------------------------------------------------------------
                                                   YEAR 1          YEAR 2          YEAR 3         YEAR 4           YEAR 5
                                                --------------  --------------  -------------- --------------  ---------------
Beginning Account Value......................   $   50,000.00
X (1 + Guaranteed Interest Rate).............           1.055
                                                --------------
                                                $   52,750.00
                                                ==============
Account Value at end of Contract Year 1......                   $   52,750.00
X (1 + Guaranteed Interest Rate).............                           1.055
                                                                --------------
                                                                $   55,651.25
                                                                ==============
Account Value at end of Contract Year 2......                                   $   55,651.25
X (1 + Guaranteed Interest Rate).............                                           1.055
                                                                                --------------
                                                                                $   58,712.07
                                                                                ==============
Account Value at end of Contract Year 3......                                                  $   58,712.07
X (1 + Guaranteed Interest Rate).............                                                          1.055
                                                                                               --------------
                                                                                               $   61,941.23
                                                                                               ==============
Account Value at end of Contract Year 4......                                                                  $    61,941.23
X (1 + Guaranteed Interest Rate).............                                                                           1.055
                                                                                                               ---------------
                                                                                                               $    65,348.00
                                                                                                               ===============
Account Value at end of Guarantee Period
(i.e. Maturity Value)........................                                                                  $    65,348.00
                                                                                                               ===============

Total Interest Credited in Guarantee Period -- $65,348.00 - 50,000.00 = $15,348.00 Account Value at end of Guarantee Period -- $50,000.00 + 15,348.00 = $65,348.00

THE ABOVE EXAMPLE ASSUMES NO SURRENDERS, DEDUCTIONS FOR PREMIUM TAXES, OR PRE-AUTHORIZED PAYMENT OF INTEREST DURING THE ENTIRE FIVE-YEAR PERIOD. A MARKET VALUE ADJUSTMENT OR SURRENDER CHARGE MAY APPLY TO ANY SUCH INTERIM SURRENDER (SEE "SURRENDERS"). THE HYPOTHETICAL GUARANTEED INTEREST RATES ARE ILLUSTRATIVE ONLY AND ARE NOT INTENDED TO PREDICT FUTURE GUARANTEED INTEREST RATES TO BE DECLARED UNDER THE CONTRACT. ACTUAL GUARANTEED INTEREST RATES DECLARED FOR ANY GIVEN TIME MAY BE MORE OR LESS THAN THOSE SHOWN.

We will notify you about subsequent Guarantee Periods near the end of your current Guarantee Period. At the end of a Guarantee Period:

        o you may elect a subsequent Guarantee Period by telephone or in writing

        o your Account Value will be transferred to the new Guarantee Period at the Guaranteed Interest Rate offered at that time

        o if you do not make any election, we will automatically transfer the Account Value into a 1-year Guarantee Period, which you may transfer out of into a new Guarantee Period with no transfer, surrender or Market Value Adjustment charge

                   ESTABLISHMENT OF GUARANTEED INTEREST RATES
================================================================================

When you purchase your Contract, you will know the Guaranteed Interest Rate for the Guarantee Period you choose. We will send you a confirmation showing the amount of your Purchase Payment and the applicable Guaranteed Interest Rate. After the end of each calendar year, we will send you a statement that will show:

        o   your Account Value as of the end of the preceding year

        o   all transactions regarding your Contract during the year

        o   your Account Value at the end of the current year

        o   the Guaranteed Interest Rate being credited to your Contract.

The Company has no specific formula for determining Guaranteed Interest Rates in the future. The Guaranteed Interest Rates will be declared from time to time as market conditions dictate. (See "Investments by the Company".) In addition, the Company may also consider various other factors in determining Guaranteed Interest Rates for a given period, including regulatory and tax requirements, sales commissions, administrative expenses, general economic trends and competitive factors.

THE COMPANY WILL MAKE THE FINAL DETERMINATION AS TO GUARANTEED INTEREST RATES TO BE DECLARED. WE CANNOT PREDICT NOR CAN WE GUARANTEE FUTURE GUARANTEED INTEREST RATES.

                                   SURRENDERS
================================================================================

GENERAL

You may make a full or partial surrender at any time, subject to the surrender charges described below. In the case of all surrenders, the Cash Value and Maturity Value will be reduced.

Upon request, we will inform you of the amount payable upon a full or partial surrender. Any full, partial or special surrender may be subject to tax. (See "Federal Tax Considerations".)

We may defer payment of any surrender up to six months from the date we receive your notice of surrender or the period permitted by state insurance law, if less. If we defer payment for more than 30 days, we will pay interest of at least 3.5% per annum on the amount deferred.

Participants in Section 403 (b) tax-deferred annuity plans may not make surrenders from certain amounts before the earliest of age 59 1/2, separation from service, death, disability or hardship. (See "Federal Tax Considerations --
Section 403 (b) Plans and Arrangements".)

SURRENDER CHARGE

There are no front-end sales charges. A surrender charge may be assessed on surrenders made before the end of the seventh Contract Year. The surrender charge is computed as a percentage of the Cash Value being surrendered.

                 CONTRACT YEAR               CHARGE AS A PERCENTAGE
           IN WHICH SURRENDER IS MADE             OF CASH VALUE
           ---------------------------       ----------------------
                       1                              7%
                       2                              6%
                       3                              5%
                       4                              4%
                       5                              3%
                       6                              2%
                       7                              1%
                   Thereafter                         0%

SPECIAL SURRENDERS

No surrender charge or Market Value Adjustment will apply for full or partial surrenders taken: (1) at the end of an Initial Guarantee Period of at least three years in duration; or (2) at the end of any other Initial Guarantee Period if the surrender occurs on or after the fifth Contract Year. However, Guarantee Periods initiated through the Guaranteed Period Exchange Option will be subject to the surrender charges based on the original Contract Date. (See "Guarantee Period Exchange Option".)

We will not assess a surrender charge if your Account Value is applied to elect an annuity option on the Annuity Commencement Date' (except if the Fifth Option is elected within the First Contract Year). A Market Value Adjustment will be applied if the Annuity Commencement Date is not at the end of a Guarantee Period. To elect an annuity option, you must notify us at least 30 days before your Annuity Commencement Date.

In addition, for all full or partial surrenders, no surrender charge or Market Value Adjustment will apply to any interest credited during the previous Contract Year. Any such surrender may, however, be subject to federal or state taxes.

If you participate in our Minimum Distribution Program, any payments that satisfy the maximum requirements for the Minimum Distribution Program will not be subject to the Market Value Adjustment or surrender charge. Systematic withdrawals outside our Minimum Distribution Program are subject to a surrender charge and a Market Value Adjustment to the extent that the payments exceed the interest deducted during the prior Contract Year.

Any payments may be subject to federal or state taxes.

MARKET VALUE ADJUSTMENT

The amount payable on a full or partial surrender made before the end of any Guarantee Period may be adjusted up or down by the Market Value Adjustment.

The Market Value Adjustment is the relationship between the then-current Guaranteed Interest Rate for a Guarantee Period equal to the time left in your Guarantee Period, and the Guaranteed Interest Rate that applies to your Contract.

Generally, if your Guaranteed Interest Rate is lower than the applicable current Guaranteed Interest Rate, then the Market Value Adjustment will result in a lower payment upon surrender. Conversely, if your Guaranteed Interest Rate is higher than the applicable current Guaranteed Interest Rate, the Market Value Adjustment will result in a higher payment upon surrender.

The Market Value Adjustment amount primarily depends on the level of interest rates on the Company's investments when the current Guaranteed Interest Rates are established. The Market Adjusted Value is sensitive, therefore, to changes in current interest rates. It is possible that the amount you receive upon surrender would be less than the original Purchase Payment if interest rates increase. It is also possible that if interest rates decrease, the amount you receive upon surrender may be more than the original Purchase Payment plus accrued interest.

The formula for calculating the Market Value Adjustment is shown in Appendix B, which also contains an additional illustration of the application of the Market Value Adjustment.

WAIVER OF SURRENDER CHARGE

The surrender charge may be waived if:

     (a) distributions are applied to any one of the annuity options (except if the Fifth Option is elected within the first Contract Year) or

     (b) the Owner or Annuitant dies and payment of a death benefit is made to the Beneficiary

GUARANTEE PERIOD EXCHANGE OPTION

Once each Contract Year after the first year, you may elect to transfer from your current Guarantee Period into a new Guarantee Period of a different duration and at the then-current Guaranteed Interest Rate. A Market Value Adjustment will be applied to your current Account Value at the time of transfer. There will be no surrender charge for this exchange. However, surrender charges will continue to be based on time elapsed from the original Contract Date. We reserve the right to charge a fee of up to $50 for such transfers, but do not impose a transfer charge as of the date of this prospectus.

PREMIUM TAXES

Certain state and local governments impose premium taxes. These taxes currently range from 0% to 5.0%, depending upon jurisdiction. The Company is responsible for paying these taxes and will determine the method used to recover premium tax expenses incurred. The Company will deduct any applicable premium taxes from the Cash Value either upon death, surrender, annuitization, or at the time the Purchase Payment is made to the Contract, but no earlier than when the Company has a tax liability under state law.

RESTRICTIONS ON FINANCIAL TRANSACTIONS

Federal laws designed to counter terrorism and prevent money laundering might, in certain circumstances, require us to block a contract owner's ability to make certain transactions and thereby refuse to accept any request for transfers, withdrawals, surrenders, or death benefits, until the instructions are received from the appropriate regulator. We may also be required to provide additional information about you and your contract to government regulators.

                                  DEATH BENEFIT
================================================================================

For nonqualified Contracts, IRAs and individual Section 403 (b) Contracts, the Death Benefit is the Account Value on the date we receive written notification of due proof of death. There is no death benefit payable under group contracts issued to tax qualified plans under Sections 403 (b) (ERISA only), 457 or 401
(k).

PAYMENT OF PROCEEDS

The process of paying death benefit proceeds before the maturity date under various situations for nonqualified contracts is summarized in the charts below. The charts do not encompass every situation and are merely intended as a general guide. More detailed information is provided in your Contract. Generally, the person (s) receiving the benefit may request that the proceeds be paid in a lump sum, or be applied to one of the settlement options available under the Contract.

-------------------------------------------------------------------------------------------------------------------------------
     BEFORE THE MATURITY DATE,             THE COMPANY WILL                                                  MANDATORY PAYOUT
       UPON THE DEATH OF THE             PAY THE PROCEEDS TO:       UNLESS. . .                                RULES APPLY*
------------------------------------ --------------------------- ---------------------------------------- ---------------------
OWNER (WHO IS NOT THE ANNUITANT)       The Beneficiary (ies),       Unless the Beneficiary is the            Yes
(WITH NO JOINT OWNER)                  or if none, to the           Contract Owner's spouse and the
                                       Contract Owner's estate.     spouse elects to continue the
                                                                    contract as the new owner rather
                                                                    than receive the distribution.

------------------------------------ --------------------------- ---------------------------------------- ---------------------
OWNER (WHO IS THE ANNUITANT) (WITH     The Beneficiary (ies),       Unless the Beneficiary is the            Yes
NO JOINT OWNER)                        or if none, to the           Contract Owner's spouse and the
                                       Contract Owner's estate.     spouse elects to continue the
                                                                    contract as the new owner rather
                                                                    than receive the distribution.

-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------
     BEFORE THE MATURITY DATE,             THE COMPANY WILL                                                  MANDATORY PAYOUT
       UPON THE DEATH OF THE             PAY THE PROCEEDS TO:       UNLESS. . .                                RULES APPLY*
------------------------------------ --------------------------- ---------------------------------------- ---------------------
JOINT OWNER (WHO IS NOT THE            The surviving joint          Unless the surviving joint owner is      Yes
ANNUITANT)                             owner.                       the spouse and elects to continue
                                                                    the Contract.

------------------------------------ --------------------------- ---------------------------------------- ---------------------
JOINT OWNER (WHO IS THE ANNUITANT)     The Beneficiary (ies),       Unless the Beneficiary/surviving         Yes
                                       or if none, to the           joint owner is the Contract Owner's
                                       surviving joint owner.       spouse and the spouse elects to
                                                                    continue the Contract.

                                                                    Or, unless there is a Contingent
                                                                    Annuitant the Contingent Annuitant
                                                                    becomes the Annuitant and the
                                                                    proceeds will be paid to the
                                                                    surviving joint owner. If the
                                                                    surviving joint owner is the
                                                                    spouse, the spouse may elect to
                                                                    continue the Contract.

------------------------------------ --------------------------- ---------------------------------------- ---------------------
ANNUITANT (WHO IS NOT THE              The Beneficiary (ies),       Unless, the Beneficiary is the           Yes
CONTRACT OWNER)                        or if none, to the           Contract Owner's spouse and the
                                       Contract Owner.              spouse elects to continue the
                                                                    Contract as the new owner rather
                                                                    than receive the distribution.

                                                                    Or, unless there is a Contingent
                                                                    Annuitant. Then, the Contingent
                                                                    Annuitant becomes the Annuitant and
                                                                    the Contract continues in effect
                                                                    (generally using the original
                                                                    Maturity Date). The proceeds will
                                                                    then be paid upon the death of the
                                                                    Contingent Annuitant or owner.

------------------------------------ --------------------------- ---------------------------------------- ---------------------
ANNUITANT (WHO IS THE CONTRACT         See death of "owner who                                               Yes
OWNER)                                 is the Annuitant" above.

------------------------------------ --------------------------- ---------------------------------------- ---------------------
ANNUITANT (WHERE OWNER IS A            The Beneficiary (ies)                                                 Yes (Death of
NONNATURAL PERSON/TRUST)               (e.g. the trust).                                                     Annuitant is
                                                                                                             treated as death
                                                                                                             of the owner in
                                                                                                             these
                                                                                                             circumstances.)

------------------------------------ --------------------------- ---------------------------------------- ---------------------
CONTINGENT ANNUITANT (ASSUMING         No death proceeds are        N/A
ANNUITANT IS STILL ALIVE)              payable; Contract
                                       continues.

------------------------------------ --------------------------- ---------------------------------------- ---------------------
BENEFICIARY                            No death proceeds are                                                 N/A
                                       payable; Contract
                                       continues.

------------------------------------ --------------------------- ---------------------------------------- ---------------------
CONTINGENT BENEFICIARY                 No death proceeds are                                                 N/A
                                       payable; Contract
                                       continues.

-------------------------------------------------------------------------------------------------------------------------------

* Certain payout rules of the Internal Revenue Code (IRC) are triggered upon the death of any Owner. Non- spousal Beneficiaries (as well as spousal beneficiaries who choose not to assume the contract) must begin taking distributions based on the Beneficiary's life expectancy within one year of death or take a complete distribution of contract proceeds within 5 years of death.

DEATH PROCEEDS AFTER THE MATURITY DATE

If any owner or the Annuitant dies on or after the maturity date, the Company will pay the Beneficiary a death benefit consisting of any benefit remaining under the annuity or income option then in effect.

                                 ANNUITY PERIOD
================================================================================

ELECTION OF ANNUITY COMMENCEMENT DATE AND FORM OF ANNUITY

You can select an Annuity Commencement Date at the time you apply for a Contract. If no date is elected, for nonqualified Contracts, the automatic default age is 90. For qualified Contracts, the automatic default age is 70 1/2. Within 30 days before your Annuity Commencement Date, you may elect to have all or a portion of your Cash Surrender Value paid in a lump sum on your Annuity Commencement Date. Or, at least 30 days before the Annuity Commencement Date, you may elect to have your Cash Value or a portion thereof (less applicable premium taxes, if any) distributed under any of the Annuity Options described below. If Option 5 "Payments for a Designated Period" is elected in the first contract year, the Cash Surrender Value will be applied.

If no option is elected for nonqualified Contracts, the Cash Value will be applied on the Annuity Commencement Date under the Second Option to provide a life annuity with 120 monthly payments certain. For qualified Contracts, the Cash Value will be applied to Option 4, to provide a joint and last life annuity. This Contract may not be surrendered once annuity payments begin, except with respect to Option 6.

CHANGE OF ANNUITY COMMENCEMENT DATE OR ANNUITY OPTION

You may change the Annuity Commencement Date at any time as long as such change is made in writing and is received by us at least 30 days prior to the scheduled Annuity Commencement Date. Once an Annuity Option has begun, it may not be changed.

ANNUITY OPTIONS

Any one of the following Annuity Options may be elected. Annuity payments may be available on a monthly, quarterly, semiannual or annual basis. The minimum amount that may be applied to Annuity Options is $2,000 unless we consent to a smaller amount.

OPTION 1 -- LIFE ANNUITY -- NO REFUND: The Company will make annuity payments during the lifetime of the Annuitant ending with the last payment before death. This option offers the maximum periodic payment, since there is no assurance of a minimum number of payments or provision for a death benefit for beneficiaries.

OPTION 2 -- LIFE ANNUITY WITH 120,180 OR 240 MONTHLY PAYMENTS ASSURED: The Company will make monthly annuity payments during the lifetime of the Annuitant, with the agreement that if, at the death of that person, payments have been made for less than 120, 180 or 240 months as elected, we will continue making payments to the Beneficiary during the remainder of the period.

OPTION 3 -- CASH REFUND LIFE ANNUITY: The Company will make monthly annuity payments during the lifetime of the Annuitant. Upon the death of the Annuitant, the Beneficiary will receive a payment equal to the Cash Value applied to this option on the Annuity Commencement Date minus the dollar amount of annuity payments already paid.

OPTION 4 -- JOINT AND LAST SURVIVOR LIFE ANNUITY -- NO REFUND: The Company will make regular annuity payments during the lifetime of the Annuitant and a second person. When either person dies, we will continue making payments to the survivor. No further payments will be made following the death of the survivor.

OPTION 5 -- PAYMENTS FOR A DESIGNATED PERIOD: We will make periodic payments guaranteed for the number of years selected which may be from five to thirty years.

OPTION 6 -- ANNUITY PROCEEDS SETTLEMENT OPTION: Proceeds from the Death Benefit may be left with the Company for a period not to exceed five years from the date of the Owner's or Annuitant's death prior to the Annuity Commencement Date.The proceeds will remain in the same Guarantee Period and continue to earn the same Guaranteed Interest Rate as at the time of death. If the Guarantee Period ends before the end of the five-year period, the Beneficiary may elect a new Guarantee Period with a duration not to exceed the time remaining in the period of five years from the date of the Owner's or Annuitant's death. Full or partial surrenders may be made at any time. In the event of surrenders, the remaining Cash Value will equal the proceeds left with the Company, minus any surrender charge and applicable premium tax, plus any interest earned. A Market Value Adjustment will be applied to all surrenders except those occurring at the end of a Guarantee Period.

The Tables in the Contract reflect guaranteed dollar amounts of monthly payments for each $1,000 applied under the first five Annuity Options listed above. Under Options 1, 2 or 3, the amount of each payment will depend upon the age (and, for nonqualified Contracts, sex) of the Annuitant at the time the first payment is due. Under Option 4, the amount of each payment will depend upon the payees' ages at the time the first payment is due (and, for nonqualified Contracts, the sex of both payees).

The Tables for Options 1, 2, 3 and 4 are based on the 1983 Individual Annuitant Mortality Table A with ages set back one year and a net investment rate of 3% per annum. The table for Option 5 is based on a net investment rate of 3% per annum. If mortality appears more favorable and interest rates so justify, at our discretion, we may apply other tables which will result in higher payments for each $1,000 applied under one or more of the first five Annuity Options.

ANNUITY PAYMENT

The first payment under any Annuity Option will be made on the Annuity Commencement Date. Subsequent payments will be made in accordance with the manner of payment selected and are based on the first payment date.

The option elected must result in a payment at least equal to the minimum payment amount according to Company rules then in effect. If at any time payments are less than the minimum payment amount, the Company has the right to change the frequency to an interval resulting in a payment at least equal to the minimum. If any amount due is less than the minimum per year, the Company may make other arrangements that are equitable to the Annuitant.

Once annuity payments have begun, no surrender of the annuity benefit (including benefits under Option 5) can be made for the purpose of receiving a lump-sum settlement.

DEATH OF ANNUITANT AFTER ANNUITY COMMENCEMENT DATE

If the Annuitant dies after the Annuity Commencement Date, any amount payable as a death benefit will be distributed at least as rapidly as under the method of distribution in effect.

                           INVESTMENTS BY THE COMPANY
================================================================================

We must invest our assets according to applicable state laws regarding the nature, quality and diversification of investments that may be made by life insurance companies. In general, these laws permit investments, within specified limits and subject to certain qualifications, in federal, state and municipal obligations, corporate bonds, preferred and common stocks, real estate mortgages, real estate and certain other investments. Purchase Payments made to Contracts issued by the Travelers Insurance Company are invested in Separate Account MGA, and purchase payments made to contracts issued by the Travelers Life and Annuity Company are invested in Separate Account MGA II. Both Separate Account MGA and MGA II are non-unitized separate accounts and are not chargeable with liabilities arising out of any other business that the Company may conduct. Owners do not share in the investment performance of assets allocated to the Separate Accounts. The obligations under the Contract are independent of the investment performance of the Separate Accounts and are the obligations of the Company.

In establishing Guaranteed Interest Rates, the Company will consider the yields on fixed income securities that are part of the Company's current investment strategy for the Contracts at the time that the Guaranteed Interest Rates are established. (See "Establishment of Guaranteed Interest Rates".) The current investment strategy for the Contracts is to invest in fixed income securities, including public bonds, privately placed bonds, and mortgages, some of which may be zero coupon securities. While this generally describes our investment strategy, we are not obligated to follow any particular strategy except as may be required by federal and state laws.

                           AMENDMENT OF THE CONTRACTS
================================================================================

We reserve the right to amend the Contracts to comply with applicable federal or state laws or regulations. We will notify you in writing of any such amendments.

                           ASSIGNMENT OF THE CONTRACTS
================================================================================

Our rights as evidenced by a Contract may be assigned as permitted by applicable law. An assignment will not be binding upon us until we receive notice from you in writing. We assume no responsibility for the validity or effect of any assignment. You should consult your tax adviser regarding the tax consequences of an assignment.

                          DISTRIBUTION OF THE CONTRACTS
================================================================================

Travelers Distribution LLC ("TDLLC"), an affiliate of the Company, is the principal underwriter of the Contracts. TDLLC is registered with the Securities and Exchange Commission under the Act as a broker-dealer, and is a member of the National Association of Securities Dealers, Inc. The Contract is offered through both affiliated and non-affiliated broker dealers.

The principal underwriter enters into selling agreements with certain broker-dealers registered under the Act. Under the selling agreements such broker-dealers may offer Contracts to persons who have established an account with the broker-dealer. In addition, the Company may offer certificates to members of certain other eligible groups. The Company will pay a maximum commission of 7% of the Purchase Payment for the sale of a Contract. Tower Square Securities, Inc., an affiliate of the Company, receives greater compensation for selling the contract than nonaffiliated broker-dealers.

From time to time, the Company may offer customers of certain broker-dealers special Guaranteed Interest Rates and negotiated commissions. In addition, the Company may offer Contracts to members of certain other eligible groups through trusts or otherwise. Also, we may pay additional compensation or permit other promotional incentives in cash, credit or other compensation for, among other things, training, marketing or services provided.

                           FEDERAL TAX CONSIDERATIONS
================================================================================

GENERAL

The Company is taxed as a life insurance company under Subchapter L of the Code. Generally, amounts credited to a contract are not taxable until received by the Contract Owner, participant or Beneficiary, either in the form of annuity payments or other distributions. Tax consequences and limits are described further below for each annuity program.

NOTE TO PARTICIPANTS IN QUALIFIED PLANS INCLUDING 401, 403(B), 457 AS WELL AS IRA OWNERS:

While annual plan contribution limits may be increased from time to time by Congress and the IRS for federal income tax purposes, these limits must be adopted by each state for the higher limits to be effective at a state income tax level. In other words, permissible contribution limit for income tax purposes may be different at the federal level from your state's income tax laws. Please consult your employer or tax adviser regarding this issue.

SECTION 403 (B) PLANS AND ARRANGEMENTS

Purchase Payments for a tax-deferred annuity contract (including salary reduction contributions) may be made by an employer for employees under annuity plans adopted by public educational organizations and certain organizations which are tax exempt under Section 501 (C) (3) of the Code. Within statutory limits, such payments are not currently includable in the gross income of the participants. Increases in the value of the Contract attributable to these

Purchase Payments are similarly not subject to current taxation. Instead, both the contributions to the tax-sheltered annuity and the income in the Contract are taxable as ordinary income when distributed.

An additional tax of 10% will apply to any taxable distribution received by the participant before the age of 59 1/2, except when due to death, disability, or as part of a series of payments for life or life expectancy, or made after the age of 55 with separation from service. There are other statutory exceptions that may apply in certain situations.

Amounts attributable to salary reductions made to a tax-sheltered annuity and income thereon may not be withdrawn prior to attaining the age of 59 1/2, separation from service, death, total and permanent disability, or in the case of hardship as defined by federal tax law and regulations. Hardship withdrawals are available only to the extent of the salary reduction contributions and not from the income attributable to such contributions. These restrictions do not apply to assets held generally as of December 31, 1988.

Distributions must begin by April 1st of the calendar year following the later of the calendar year in which the participant attains the age of 70 1/2 or the calendar year in which the Participant retires. Certain other mandatory distribution rules apply at the death of the participant.

Certain distributions, including most partial or full redemptions or "term-for-years" distributions of less than 10 years, are eligible for direct rollover to another 403 (b) contract, certain qualified plans or to an Individual Retirement Arrangement (IRA) without federal income tax withholding.

To the extent an eligible rollover distribution is not directly rolled over to another 403(b) contract, an IRA or eligible qualified contract, 20% of the taxable amount must be withheld. In addition, current tax may be avoided on eligible rollover distributions which were not directly transferred to a qualified retirement program if the participant makes a rollover to a qualified retirement plan or IRA within 60 days of the distribution.

Distributions in the form of annuity payments are taxable to the participant or Beneficiary as ordinary income in the year of receipt, except that any distribution that is considered the participant's "investment in the Contract" is treated as a return of capital and is not taxable.

QUALIFIED PENSION AND PROFIT-SHARING PLANS

Like most other contributions made under a qualified pension or profit-sharing trust described in Section 401 (a) of the Code and exempt from tax under Section 501 (a) of the Code, a Purchase Payment made by an employer (including salary reduction contributions under Section 401(k) of the Code) is not currently taxable to the participant and increases in the value of a contract are not subject to taxation until received by a participant or Beneficiary.

Distributions in the form of annuity payments are taxable to the participant or Beneficiary as ordinary income in the year of receipt, except that any distribution that is considered the participant's "investment in the contract" is treated as a return of capital and is not taxable. Certain eligible rollover distributions including most partial and full surrenders or term-for-years distributions of less than 10 years are eligible for direct rollover to an eligible retirement plan or to an IRA without federal income tax withholding.

If a distribution that is eligible for rollover is not directly rolled over to another qualified retirement plan or IRA, 20% of the taxable amount must be withheld. In addition, current tax may be avoided on eligible rollover distributions that were not directly transferred to a qualified retirement program if the participant makes a rollover contribution to a qualified retirement plan or IRA within 60 days of the distribution.

Distributions must begin by April Ist of the calendar year following the later of the calendar year in which you attain age 70 1/2 or the calendar year in which you retire, except that if you are a 5% owner as defined in Code Section 416(i) (1) (B), distributions must begin by April Ist of the calendar year following the calendar year in which you attain age 70 1/2. Certain other mandatory distribution rules apply on the death of the participant.

An additional tax of 10% will apply to any taxable distribution received by the participant before the age of 59 1/2, except by reason of death, disability or as part of a series of payments for life or life expectancy, or at early retirement at or after the age of 55. There are other statutory exceptions which may apply in certain situations.

INDIVIDUAL RETIREMENT ANNUITIES

To the extent of earned income for the year and not exceeding the applicable limit for the taxable year, an individual may make deductible contributions to an individual retirement annuity (IRA). The applicable limit ($2,000 per year prior to 2002) has been increased by the Economic Growth and Tax Relief Reconciliation Act of 2001 ("EGTRRA"). The limit is $3,000 for calendar years 2002-2004, $4,000 for calendar years 2005-2007, and will be indexed for inflation in years subsequent to 2008. (Note: The minimum Purchase Payment allowed for this Contract is $5,000.) There are certain limits on the deductible amount based on the adjusted gross income of the individual and spouse based on their participation in a retirement plan. If an individual is married and the spouse is not employed, the individual may establish IRAs for the individual and spouse. Purchase Payments may then be made annually into IRAs for both spouses in the maximum amount of 100% of earned income up to a combined limit based on the individual limits outlined above.

Partial or full distributions are treated as ordinary income, except that amounts contributed after 1986 on a non-deductible basis are not includable in income when distributed. An additional tax of 10% will apply to any taxable distribution from the IRA that is received by the participant before the age of 59 1/2 except by reason of death, disability or as part of a series of payments for life or life expectancy. Distributions must commence by April 1st of the calendar year after the close of the calendar year in which the individual attains the age of 70 1/2. Certain other mandatory distribution rules apply on the death of the individual. The individual must maintain personal and tax return records of any non-deductible contributions and distributions.

Section 408 (k) of the Code provides for the purchase of a Simplified Employee Pension (SEP) plan. A SEP is funded through an IRA with an annual employer contribution limit of $40,000 for each participant.

ROTH IRAS

Effective January 1, 1998, Section 408A of the Code permits certain individuals to contribute to a Roth IRA. Eligibility to make contributions is based upon income, and the applicable limits vary based on marital status and/or whether the contribution is a rollover contribution from another IRA or an annual contribution. Contributions to a Roth IRA, which are subject to certain limitations, (similar to the annual limits for traditional IRAs), are not deductible and must be made in cash or as a rollover or transfer from another Roth IRA or other IRA. A conversion of "traditional" IRA to a Roth IRA may be subject to tax and other special rules apply. You should consult a tax adviser before combining any converted amounts with other Roth IRA contributions, including any other conversion amounts from other tax years.

Qualified distributions from a Roth IRA are tax-free. A qualified distribution requires that the Roth IRA has been held for at least 5 years, and the distribution is made after age 59 1/2, on death or disability of the owner, or for a limited amount ($10,000) for a qualified first time home purchase for the owner or certain relatives. Income tax and a 10% penalty tax may apply to distributions made (1) before age 59 1/2 (subject to certain exceptions) or (2) during five taxable years starting with the year in which the first contribution is made to the Roth IRA.

SECTION 457 PLANS

Section 457 of the Code allows employees and independent contractors of state and local governments and tax-exempt organizations to defer a portion of their salaries or compensation to retirement years without paying current income tax on either the deferrals or the earnings on the deferrals.

The Owner of contracts issued under Section 457 plans by non-governmental employers is the employer or a contractor of the participant and amounts may not be made available to participants (or beneficiaries) until separation from service, retirement or death or an unforeseeable emergency as determined by Treasury Regulations. The proceeds of annuity contracts purchased by Section 457 plans are subject to the claims of general creditors of the employer or contractor. A different rule applies with respect to Section 457 plans that are established by governmental employers. The contract must be for the exclusive benefit of the plan participants (and their beneficiaries), and the governmental employer (and their creditors) must have no claim on the contract.

Distributions must begin by April 1st of the calendar year following the later of the calendar year in which the participant attains the age of 70 1/2 or the calendar year in which the participant retires. Certain other mandatory distribution rules apply upon the death of the participant.

All distributions from plans that meet the requirements of Section 457 of the Code are taxable as ordinary income in the year paid or made available to the participant or Beneficiary.

NONQUALIFIED ANNUITIES

Individuals may purchase tax-deferred annuities without any limits. The Purchase Payment receives no tax benefit, deduction or deferral, but taxes on the increases in the value of the Contract are generally deferred until distribution. Generally, if an annuity is owned other than by an individual, the owner will be taxed each year on the increase in the value of the Contract. An exception applies for Purchase Payments made before March 1, 1986. In addition, for Contracts issued after April 22, 1987, all deferred increases in value will be includable annually in the income of an Owner when that Owner transfers the Contract without adequate considerations.

The federal tax law requires nonqualified annuity contracts issued on or after January 19, 1985 to meet minimum mandatory distribution requirements upon the death of the Contract Owner. Failure to meet these requirements will cause the succeeding Contract Owner or Beneficiary to lose the tax benefits associated with annuity contracts, i.e., primarily the tax deferral prior to distribution. The distribution required depends upon whether an Annuity Option is elected or whether the succeeding Owner is the surviving spouse. Contracts will be administered by the Company in accordance with these rules.

If two or more nonqualified annuity contracts are purchased from the same insurer within the same calendar year, such annuity contracts will be aggregated for federal income tax purposes. As a result, distributions from any of them will be taxed based upon the amount of income in all of the same calendar year series of annuities. This will generally have the effect of causing taxes to be paid sooner on the deferred gain in the contracts.

Those receiving partial distributions made before annuitization of a contract will generally be taxed on an income-first basis to the extent of income in the Contract. Certain pre-August 14, 1982 deposits into a nonqualified annuity contract that have been placed in the Contract by means of a tax-deferred exchange under Section 1035 of the Code may be withdrawn first without income tax liability. This information on deposits must be provided to the Company by the other insurance company at the time of the exchange. There is income in the Contract generally to the extent the Cash Value exceeds the investment in the Contract. The investment in the Contract is equal to the amount of premiums paid less any amount received previously that was excludable from gross income. Any direct or indirect borrowing against the value of the Contract or pledging of the Contract as security for a loan will be treated as a cash withdrawal under the tax law.

With certain exceptions, the law will impose an additional tax if a Contract Owner makes a withdrawal of any amount under the Contract that is allocable to an investment made after August 13, 1982. The amount of the additional tax will be 10% of the amount includable in income by the Contract Owner because of the withdrawal. The additional tax will not be imposed if the amount is received on or after the Contract Owner reaches the age of 59 1/2, or if the amount is one of a series of substantially equal periodic payments made for life or life expectancy of the taxpayer. The additional tax will not be imposed if the withdrawal or partial surrender follows the death or disability of the Contract Owner.

THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974

Under the Employee Retirement Income Security Act of 1974 ("ERISA"), as amended, certain special provisions may apply to the Contract if the Owner of a Section 403 (b) plan Contract or the owner of a contract issued to certain qualified plans requests that the Contract be issued to conform to ERISA or if the Company has notice that the Contract was issued pursuant to a plan subject to ERISA.

ERISA requires that certain Annuity Options, withdrawals or other payments and any application for a loan secured by the Contract may not be made until the Participant has filed a Qualified Election with the plan administrator. Under certain plans, ERISA also requires that a designation of a Beneficiary other than the participant's spouse be deemed invalid unless the participant has filed a Qualified Election.

A Qualified Election must include either the written consent of the Participant's spouse, notarized or witnessed by an authorized plan representative, or the participant's certification that there is no spouse or that the spouse cannot be located.

The Company intends to administer all contracts to which ERISA applies in a manner consistent with the direction of the plan administrator regarding the provisions of the plan, in accordance with applicable law.

Because these requirements differ according to the plan, a person contemplating the purchase of an annuity contract should consider the provisions of the plan.

FEDERAL INCOME TAX WITHHOLDING

The portion of a distribution that is taxable income to the recipient will be subject to federal income tax withholding, generally pursuant to Section 3405 of the Code. The application of this provision is summarized below.

     1. ELIGIBLE ROLLOVER DISTRIBUTION FROM SECTION 403(B) PLANS OR ARRANGEMENTS, FROM QUALIFIED PENSION AND PROFIT-SHARING PLANS, OR FROM 457 PLANS SPONSORED BY GOVERNMENTAL ENTITIES

          There is a mandatory 20% tax withholding for plan distributions that are eligible for rollover to an IRA or to another retirement plan but that are not directly rolled over. A distribution made directly to a participant or Beneficiary may avoid this result if:

          (a) a periodic settlement distribution is elected based upon a life or life expectancy calculation, or

          (b) a complete term-for-years settlement distribution is elected for a period of ten years or more, payable at least annually, or

          (c) a minimum required distribution as defined under the tax law is taken after the attainment of the age of 70 1/2 or as otherwise required by law.

          A distribution including a rollover that is not a direct rollover will require the 20% withholding, and the 10% additional tax penalty on premature withdrawals may apply to any amount not added back in the rollover. The 20% withholding may be recovered when the participant or Beneficiary files a personal income tax return for the year if a rollover was completed within 60 days of receipt of the funds, except to the extent that the participant or spousal Beneficiary is otherwise underwithheld or short on estimated taxes for that year.

     2.   OTHER NON-PERIODIC DISTRIBUTIONS (FULL OR PARTIAL REDEMPTIONS)

          To the extent not subject to the mandatory 20% withholding as described in (1) above, the portion of a nonperiodic distribution which constitutes taxable income will be subject to federal income tax withholding, to the extent such aggregate distributions exceed $200 for the year, unless the recipient elects not to have taxes withheld. If an election to opt out of withholding is not provided, 10% of the taxable portion of the distribution will be withheld as federal income tax; provided that the recipient may elect any other percentage. Election forms will be provided at the time distributions are requested. This form of withholding applies to all annuity programs.

     3. PERIODIC DISTRIBUTIONS (DISTRIBUTIONS PAYABLE OVER A PERIOD GREATER THAN ONE YEAR)

          The portion of a periodic distribution that constitutes taxable income will be subject to federal income tax withholding under the wage withholding tables as if the recipient were married claiming three exemptions. A recipient may elect not to have income taxes withheld or have income taxes withheld at a different rate by providing a completed election form. Election forms will be provided at the time distributions are requested. This form of withholding applies to all annuity programs.

Recipients who elect not to have withholding made are liable for payment of federal income tax on the taxable portion of the distribution. All recipients may also be subject to penalties under the estimated tax payment rules if withholding and estimated tax payments are not sufficient.

Recipients who do not provide a social security number or other taxpayer identification number will not be permitted to elect out of withholding. Additionally, United States citizens residing outside of the country, or U.S. legal residents temporarily residing outside the country, are subject to different withholding rules and cannot elect out of withholding.

TAX ADVICE

Because of the complexity of the law and the fact that the tax results will vary according to the factual status of the individual involved, a person contemplating purchase of an annuity contract and/or an Owner, participant or Beneficiary who may make elections under a contract should consult with a qualified tax or legal adviser prior to such purchase or the making of an election. It should be understood that the foregoing description of the federal income tax consequences under these contracts is not exhaustive and that special rules are provided with respect to situations not discussed here. It should be understood that if a tax benefited plan loses its exempt status, employees could lose some of the tax benefits described. For further information, a qualified tax adviser should be consulted.

                              AVAILABLE INFORMATION
================================================================================

The Company files reports and other information with the Securities and Exchange Commission ("Commission"), as required by law. You may read and copy this information and other information at the following locations:

     o public reference facilities of the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C.,

     o the Commission's Regional Offices located at 233 Broadway, New York, New York 10279,

     o the Commission's Regional Offices located at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661.

Under the Securities Act of 1933, each Company has filed with the Commission a registration statement (the "Registration Statement") relating to the Contracts offered by this prospectus. This prospectus has been filed as a part of the Registration Statement and does not contain all of the information set forth in the Registration Statement and the exhibits, and reference is hereby made to such Registration Statement and exhibits for further information relating to the Company and the Contracts. The Registration Statement and the exhibits may be inspected and copied as described above. Although the Company furnishes certificate and contract holders with the annual reports on Form 10-K for the year ended December 31, 2003 the Company does not plan to furnish subsequent financial reports.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
================================================================================

Each Company's latest annual report on Form 10-K has been filed with the Commission. They are incorporated by reference into this Prospectus and copies must accompany this Prospectus.

The Forms 10-K for the period ended December 31, 2003 contain additional information about the Company, including audited financial statements for the Company's latest fiscal year. Each Company filed its Form 10-K on March 22, 2004. The Travelers Insurance Company filed its Form 10-K via Edgar File No. 33-03094. The Travelers Life and Annuity Company filed its Form 10-K via Edgar File No. 33-58677.

If requested, the Company will furnish, without charge, a copy of any and all of the documents incorporated by reference, other than exhibits to those documents (unless such exhibits are specifically incorporated by reference in those documents). You may direct your requests to The Travelers Insurance Company, One Cityplace, Hartford, Connecticut 06103-3415, Attention: Annuity Services. The telephone number is (860) 422-3985. You may also obtain copies of any documents, incorporated by reference into this prospectus by accessing the Commission's website (http: //www.sec.gov).

                                  LEGAL OPINION
================================================================================

Legal matters in connection with federal laws and regulations affecting the issue and sale of the Contracts described in this prospectus and the organization of the Company, its authority to issue such Contracts under Connecticut law and the validity of the forms of the Contracts under Connecticut law have been passed on by the Deputy General Counsel of the Company.

                                     EXPERTS
================================================================================

The consolidated financial statements and schedules of The Travelers Insurance Company and subsidiaries as of December 31, 2003 and 2002, and for each of the years in the three-year period ended December 31, 2003, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent accountants, also incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit reports covering the December 31, 2003, consolidated financial statements and schedules refer to changes in the Company's methods of accounting for variable interest entities in 2003, for goodwill and intangible assets in 2002, and for derivative instruments and hedging activities and for securitized financial assets in 2001.

The financial statements and schedules of The Travelers Life and Annuity Company as of December 31, 2003 and 2002, and for each of the years in the three-year period ended December 31, 2003, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent accountants, also incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit reports covering the December 31, 2003, financial statements and schedules refer to changes in the Company's methods of accounting for goodwill and intangible assets in 2002 and for derivative instruments and hedging activities and for securitized financial assets in 2001.

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


                                   APPENDIX A
================================================================================

Plans eligible to purchase the Contract are pension and profit sharing plans qualified under Section 401 (a) of the Internal Revenue Code, Section 403 (b) ERISA plans, and eligible state deferred compensation plans under Section 457 of the Code ("Qualified Plans").

To apply for a group annuity contract, the trustee or other applicant must complete an application or purchase order for the Group Annuity Contract and make a Purchase Payment. A group annuity contract will then be issued to the applicant. While no Certificates are issued, each Purchase Payment and the Account established thereby, are confirmed to the Contract Owner. Each account will have its own optional Guarantee Period and Guaranteed Interest Rate. Surrenders under the Group Annuity Contract may be made at the election of the Contract Owner, from the Account established under the Contract. Account surrenders are subject to the same limitations, adjustments and charges as surrenders made under a certificate (see "Surrenders"). Surrender Values may be taken in cash or applied to purchase annuities for the Contract Owners' Qualified Plan participants.

Because there are no individual participant accounts, the qualified group annuity contract issued in connection with a Qualified Plan does not provide for death benefits. Annuities purchased for Qualified Plan participants may provide for a payment upon the death of the Annuitant depending on the option chosen (see "Annuity Options"). Additionally, since there are no Annuitants prior to the actual purchase of an Annuity by the Contract Owner, the provisions regarding the Annuity Commencement Date are not applicable.

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


                                   APPENDIX B
================================================================================

MARKET VALUE ADJUSTMENT

The application of a Market Value Adjustment may adjust up or down your account value. The following describes the amount the Market Value Adjustment applies to:


                     _                                            _
                    |                                       t/365  |
Maturity Value  =   | (CURRENT ACCOUNT VALUE - FI) X (1 + iG)      |
                    |_                                            _|


                           _                                  _
                          |                         1          |
Market Adjusted Value  =  | (MATURITY VALUE) X -------------   |
                          |                            t/365   |
                          |_                   (1 + iC)       _|

          o where: "FI" is the available free interest credited for the Previous Certificate Year, "iG" is the Guaranteed Credited rate as stated on the contract specification page, "iC" is the Guaranteed Interest Rate for a Guarantee period of "t" days, where "t" is the number of days remaining in the Guarantee Period adjusted for leap years.

The total amount available to customers, prior to any charges or premium taxes, is: Market Adjusted Value + Free Interest.

The current Guaranteed Interest Rate is declared periodically by the Company and is based on the rate (straight line interpolation between whole years) which the Company is then paying on premiums paid under this class of Contracts with the same maturity date as the Purchase Payment to which the formula is being applied.


                    ILLUSTRATION OF A MARKET VALUE ADJUSTMENT

Purchase Payment:                 $50,000.00
Guarantee Period:                 5 years
Guaranteed Interest Rate:         5.50% Effective Annual Rate

The following examples illustrate how the Market Value Adjustment may affect the values of your Contract. In these examples, a Purchase Payment of $50,000 was made to the Contract. After one year of the guarantee period, the Account Value (i.e., the Purchase Payment plus accumulated interest) would be $52,750.

The Market Adjusted Value is calculated based on your then current Account Value less any available free interest, and is based on a rate the Company is crediting at the time on new Purchase Payments of the same term-to-maturity as the time remaining in your Guarantee Period. One year after the Purchase Payment was made, you would have four years remaining in the five-year Guarantee Period.

EXAMPLE OF A NEGATIVE MARKET VALUE ADJUSTMENT

A negative Market Value Adjustment results when interest rates have increased since the date the Purchase Payment was made. Assume interest rates have increased one year after the Purchase Payment and the Company is crediting 7.00% for a four-year Guarantee Period.

The Maturity Value would be:

                                                           4
         $61,941.23  =  ($52,750.00 - $2,750) X  (1 + .055)

The Market Adjusted Value would be:

                        _                          _
                       |                    1       |
         $47,254.67 =  | ($61,941.23) X ----------- |
                       |                        4   |
                       |_              (1 + .07)   _|

Total amount available, prior to charges and premium taxes:

         $50,004.67  =  $47,254.67 + $2,750.00

EXAMPLE OF A POSITIVE MARKET VALUE ADJUSTMENT

A positive Market Value Adjustment results when interest rates have decreased since the date the Purchase Payment was made. Assume interest rates have decreased one year after the Purchase Payment and the Company is crediting 3.50% for a four-year Guarantee Period.

The Maturity Value would be:
                                                          4
         $61,941.23  =  ($52,750.00 - $2,750) X (1 + .055)

The Market Adjusted Value would be:

                        _                          _
                       |                    1       |
         $53,978.21 =  | ($61,941.23) X ----------- |
                       |                         4  |
                       |_              (1 + .035)  _|

Total amount available, prior to charges and premium taxes:

         $56,728.21  =  $53,978.21 + $2,750.00

These examples illustrate what may happen when interest rates increase or decrease from the beginning of a Guarantee Period. A particular Market Value Adjustment may have a greater or lesser impact than that shown in these examples, depending on how much interest rates have changed since the beginning of a Guarantee Period and the amount of time remaining to maturity. In addition, a surrender charge may be assessed on surrenders made before the Purchase Payment has been under the Contract for five years.

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






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




                                      "TTM"
                            TRAVELERS TARGET MATURITY

                      MODIFIED GUARANTEED ANNUITY CONTRACTS

                                    ISSUED BY

                         THE TRAVELERS INSURANCE COMPANY
                                       OR
                     THE TRAVELERS LIFE AND ANNUITY COMPANY
                                 ONE CITY PLACE
                        HARTFORD, CONNECTICUT 06103-3415















                                                                          5-2004
L-12916                                                        Printed in U.S.A.

                                       TTM

                            TRAVELERS TARGET MATURITY
                   WITH OPTIONAL PRINCIPAL PROTECTION FEATURE

TTM, Travelers Target Maturity, is a deferred annuity Contract ("Contract") that provides a guaranteed fixed rate of return for your investment if you do not surrender your Contract before the Guarantee Period ends. Generally, if you do surrender your Contract before the Guarantee Period ends, your Cash Value paid to you will be subject to a Market Value Adjustment and surrender charges.

This prospectus explains:

       o   the Contract (single purchase payment)

       o   The Travelers Insurance Company and Separate Account MGA

       o   The Travelers Life and Annuity Company and Separate Account MGA II

       o   the Guarantee Periods and Interest Rates

       o   Surrenders

       o   surrender charges

       o   Market Value Adjustment

       o   Optional Principal Protection Feature

       o   Death Benefit

       o   Annuity Payments

       o   other aspects of the Contract

This Contract is issued by The Travelers Insurance Company or The Travelers Life and Annuity Company, depending on the state where you reside. The Travelers Life and Annuity Company does not solicit or issue insurance products in the state of New York. Both companies are located at One Cityplace, Hartford, Connecticut 06183. Travelers Distribution LLC, One Cityplace, Hartford, Connecticut 06183, is the principal underwriter and distributor of the contracts.

THIS PROSPECTUS IS ACCOMPANIED BY A COPY OF THE TRAVELERS INSURANCE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE PERIOD ENDED DECEMBER 31, 2003 AND THE TRAVELERS LIFE AND ANNUITY COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE PERIOD ENDED DECEMBER 31, 2003.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR THE ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

MUTUAL FUNDS, ANNUITIES AND INSURANCE PRODUCTS ARE NOT DEPOSITS OF ANY BANK, AND ARE NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.


                          PROSPECTUS DATED MAY 3, 2004.

                                TABLE OF CONTENTS

Special Terms................................................... Special Terms-1
Prospectus Summary..............................................       Summary-1
The Insurance Companies.........................................               1
The Contracts...................................................               1
   Application and Purchase Payment.............................               1
   Right to Cancel..............................................               1
Guarantee Periods...............................................               2
Establishment of Guaranteed Interest Rates......................               3
Surrenders......................................................               3
   General......................................................               3
   surrender charge.............................................               3
   Special Surrenders...........................................               4
   Market Value Adjustment......................................               4
   Waiver of surrender charge...................................               4
   Guarantee Period Exchange Option.............................               5
   Premium Taxes................................................               5
Death Benefit...................................................               5
Annuity Period..................................................               7
   Election of Annuity Commencement Date and Form of Annuity....               7
   Change of Annuity Commencement Date or Annuity Option........               7
   Annuity options..............................................               7
   Annuity Payment..............................................               8
   Death of Annuitant After Annuity Commencement Date...........               8
Investments by the Company......................................               8
Amendment of the Contracts......................................               9
Assignment of the Contracts.....................................               9
Distribution of the Contracts...................................               9
Federal Tax Considerations......................................               9
   General......................................................               9
   Section 403(b) Plans and Arrangements........................               9
   Qualified Pension and Profit-Sharing Plans...................              10
   Individual Retirement Annuities..............................              10
   Roth IRAs....................................................              11
   Section 457 Plans............................................              11
   Nonqualified Annuities.......................................              11
   The Employee Retirement Income Security Act of 1974..........              12
   Federal Income Tax Withholding...............................              12
   Tax Advice...................................................              13
Available Information...........................................              14
Incorporation of Certain Documents by Reference.................              14
Legal Opinion...................................................              14
Experts.........................................................              14
Appendix A......................................................             A-1
Appendix B......................................................             B-1
Appendix C .....................................................             C-1
Financial Statements

                                  SPECIAL TERMS
================================================================================

IN THIS PROSPECTUS THE FOLLOWING TERMS HAVE THE INDICATED MEANINGS:

ACCOUNT VALUE -- The Purchase Payment plus all interest earned, minus all surrenders, surrender charges and applicable premium tax previously deducted.

ANNUITANT -- The person upon whose life the Contract is issued.

ANNUITY COMMENCEMENT DATE -- The date on which annuity payments are to start. The date may be designated in the Contract or elected by the Owner.

BENEFICIARY -- The person entitled to receive benefits under the Contract in case of the death of the Annuitant or the Owner, or joint Owner, as applicable.

CASH SURRENDER VALUE -- The Cash Value less surrender charges and any applicable premium tax.

CASH VALUE -- The Account Value at the end of a Guarantee Period or the Market Adjusted Value before the end of a Guarantee Period.

COMPANY (WE, US, OUR) -- The Travelers Insurance Company or the Travelers Life and Annuity Company, depending on the state where your Contract is issued.

CONTINGENT ANNUITANT -- The person named prior to the Contract Date by the Owner who, upon the Annuitant's death (prior to the Annuity Commencement Date) becomes the Annuitant. All rights and benefits provided by the Contract then continue to be in effect. Applicable to nonqualified contracts only.

CONTRACT -- For a group contract, the certificate evidencing a participating interest in the group annuity Contract. Any reference in this Prospectus to Contract includes the underlying group annuity Contract. See Appendix B. For an individual contract, the individual annuity contract.

CONTRACT DATE -- The effective date of participation under the group annuity Contract as designated in the certificate, or the date of issue of an individual annuity Contract.

CONTRACT YEAR -- A continuous twelve-month period beginning on the Contract Date and each anniversary thereof.

FREE WITHDRAWAL AMOUNT -- The interest credited in the previous Contract Year which is not subject to a surrender charge or a Market Value Adjustment.

GUARANTEE PERIOD -- The period for which either an initial or subsequent Guaranteed Interest Rate is credited.

GUARANTEED INTEREST RATE -- The annual effective interest rate credited during the Guarantee Period

HOME OFFICE -- The principal executive offices of The Travelers Insurance Company or The Travelers Life and Annuity Company located at One Cityplace, Hartford, Connecticut 06183 (Attention: Annuity Services).

MARKET VALUE ADJUSTMENT -- The Market Value Adjustment reflects the relationship, at the time of surrender, between the then-current Guaranteed Interest Rate for a Guarantee Period equal to the duration left in your Guarantee Period, and the Guaranteed Interest Rate that applies to your Contract.

MATURITY VALUE -- The accumulated value of a Purchase Payment at the Guaranteed Interest Rate at the end of the Guarantee Period selected, minus all surrenders, surrender charges and premium taxes previously deducted.

OWNER (YOU, YOURS) -- For an individual Contract, the person or entity to whom the individual Contract is issued. Joint Owners, who share in ownership rights and any benefits or payments, may be named in nonqualified Contracts. For a group Contract, the person or entity to whom the certificate under a group annuity Contract is issued.

PRINCIPAL PROTECTION FEATURE - an optional benefit which you may select only at the time of purchasing the Contract, which provides the return of the Purchase Payment reduced by amounts received from all prior partial surrenders under certain circumstances.

PURCHASE PAYMENT -- The premium payment applied to the Contract less premium taxes if applicable.

                               Special Terms - 1

                       THIS PAGE INTENTIONALLY LEFT BLANK.

                               PROSPECTUS SUMMARY
================================================================================

Travelers Target Maturity is a single purchase payment modified guaranteed annuity contract available to eligible individuals. Modified Guaranteed Annuities offer a guaranteed fixed rate of return on your principle investment if you do not surrender your Contract before the Guarantee Period ends. If you do surrender your Contract before the end of the Guarantee Period, generally your Cash Value is subject to a Market Value Adjustment and surrender charge. If you select the Optional Principal Protection Feature, please refer to Appendix A for a full description of this feature.

The Contract is offered by either The Travelers Insurance Company or The Travelers Life and Annuity Company ("the Company," "we" or "us"). Both companies are indirect wholly owned subsidiaries of Citigroup. The Travelers Life and Annuity Company does not solicit or issue insurance products in the state of New York. Please refer to your Contract for the name of your issuing Company. This Contract is only available in those states where it has been approved for sale.

You may select an initial Guarantee Period from those available from the Company. We may offer Guarantee Periods up to ten years. Interest on the Purchase Payment is credited on a daily basis and so compounded in the Guaranteed Interest Rate. (See Guarantee Periods and Establishment of Guaranteed Interest Rates.)

At the end of each Guarantee Period, a subsequent Guarantee Period of one year will automatically begin unless you elect another duration within thirty days before the Guarantee Period ends.

You may surrender your Contract, but the Cash Value may be subject to a surrender charge and/or a Market Value Adjustment. A full or partial surrender made prior to the end of a Guarantee Period will be subject to a Market Value Adjustment. The surrender charge may be deducted from any surrender made before the end of the seventh Contract Year. The surrender charge is computed as a percentage of the Cash Value being surrendered.

                    CONTRACT YEAR               CHARGE AS A PERCENTAGE
              IN WHICH SURRENDER IS MADE             OF CASH VALUE
              ---------------------------       ----------------------
                          1                              7%
                          2                              6%
                          3                              5%
                          4                              4%
                          5                              3%
                          6                              2%
                          7                              1%
                      Thereafter                         0%

If you select the Optional Principal Protection Feature, and you do a full surrender of this Contract before the end of the Guarantee Period, your full surrender amount will never be less than the Purchase Payment reduced by amounts received from all prior partial surrenders. The Principal Protection Feature will not apply to partial surrenders.

There is no surrender charge for full or partial surrenders that are: (1) at the end of an initial Guarantee Period of at least three years, or (2) at the end of any other Initial Guarantee Period if the surrender occurs on or after the fifth Contract Year. We may waive surrender charges in certain instances. (See Surrenders -- Waiver of surrender charge.)

There is no Market Value Adjustment if you surrender at the end of a Guarantee Period. Any such surrender request must be in writing and received by us within 30 days before the Guarantee Period ends. You may request any interest that has been credited during the prior Contract Year. No surrender charge or Market Value Adjustment will be imposed on such interest payments; however, all applicable premium taxes will be deducted. Any such surrender may also be subject to federal and state taxes. (See Surrenders and Federal Tax Considerations.)

The Market Value Adjustment reflects the relationship between the current Guaranteed Interest Rate for the time left in the Guarantee Period at surrender and the Guaranteed Interest Rate that applies to your Contract. The Market Value Adjustment amount primarily depends on the interest rates the Company receives on its

                                   Summary-1
investments when the current Guaranteed Interest Rates are established. The Market Value Adjustment is sensitive, therefore, to changes in interest rates. It is possible that the amount you receive upon surrender may be less than your original Purchase Payment if interest rates increase for full and partial surrenders for this Contract without the Principal Protection Feature and for partial surrenders for Contracts with the Principal Protection Feature. It is also possible that if interest rates decrease, the amount you receive upon surrender may be more than your original Purchase Payment plus accrued interest for full and partial surrenders for this Contract without the Principal Protection Feature. If you select the Optional Principal Protection Feature, and if interest rates decrease, the amount you receive on a full or partial surrender will be limited to the lesser of the amount of the upward Market Value Adjustment or the amount of any surrender charge associated with the amount being surrendered.

                                   Summary-2

On the Annuity Commencement Date specified by you, the Company will make either a lump sum payment or start to pay a series of payments based on the annuity options you select. (See Annuity Period.)

The Contract may provide for a death benefit that is the Account Value on the date we receive written notification of death. If you have selected the Optional Principal Protection Feature, the Death Benefit will never be less than the Purchase Payments reduced by amounts received from all prior partial surrenders. If the Annuitant dies before the Annuity Commencement Date with no designated Contingent Annuitant surviving, or if the Owner dies before the Annuity Commencement Date with the Annuitant surviving, we will pay the death benefit to the Beneficiary. We calculate the death benefit as of the date the Home Office receives written notification of due proof of death. (See "Death Benefit".)

We will deduct any applicable premium taxes from the Cash Value either upon death, surrender, annuitization, or at the time the Purchase Payment is made to the Contract. (See Surrenders Premium Taxes.)

                             THE INSURANCE COMPANIES
================================================================================

The Travelers Insurance Company is a stock insurance company chartered in 1863 in the state of Connecticut and has been continuously engaged in the insurance business since that time. The Company is licensed to conduct life insurance business in all states of the United States, the District of Columbia, Puerto Rico, Guam, the U.S. and British Virgin Islands and the Bahamas. The Company is an indirect wholly owned subsidiary of Citigroup Inc. The Company's home office is located at One Cityplace, Hartford, Connecticut 06183.

The Travelers Life and Annuity Company is a stock insurance company chartered in 1973 in Connecticut and continuously engaged in the insurance business since that time. It is licensed to conduct life insurance business in a majority of the states of the United States, the District of Columbia and Puerto Rico, and intends to seek licensure in the remaining states, except New York. The Company is an indirect wholly owned subsidiary of Citigroup Inc. The Company's home office is located at One Cityplace, Hartford, Connecticut 06183.

                                  THE CONTRACTS
================================================================================

APPLICATION AND PURCHASE PAYMENT

For the Company to issue a Contract to you, you must:

        o   Complete an application or an order to purchase,

        o   Include your minimum Purchase Payment of at least $5,000 and

        o   Submit both to our Home Office for approval.

The Company may:

        o   Accept Purchase Payments up to $1 million without prior approval.

        o Contact you or your agent if the application or order form is not properly completed.

        o Return your entire application or order form and Purchase Payment if not properly completed.

RIGHT TO CANCEL

Generally, you may return your Contract to us at our Home Office within 10 days (7 days for IRA's) of delivery of your Contract. Depending on your state, we will return your Purchase Payment or Cash Value. Please refer to your Contract for any additional information.

                                GUARANTEE PERIODS
================================================================================

You will select the duration of the Guarantee Period and corresponding declared Guaranteed Interest Rate. Your Purchase Payment will earn interest at the Guaranteed Interest Rate during the entire Guarantee Period. All interest earned will be credited daily; this compounding effect is reflected in the Guaranteed Interest Rate.

             EXAMPLE OF COMPOUNDING AT THE GUARANTEED INTEREST RATE

Beginning Account Value:          $50,000
Guarantee Period:                 5 years
Guaranteed Interest Rate:         5.50% Annual Effective Rate

                                                                            END OF CONTRACT YEAR
                                                ------------------------------------------------------------------------------
                                                   YEAR 1          YEAR 2          YEAR 3         YEAR 4           YEAR 5
                                                --------------  --------------  -------------- --------------  ---------------
Beginning Account Value......................   $   50,000.00
X (1 + Guaranteed Interest Rate).............           1.055
                                                --------------
                                                $   52,750.00
                                                ==============
Account Value at end of Contract Year 1......                   $   52,750.00
X (1 + Guaranteed Interest Rate).............                           1.055
                                                                --------------
                                                                $   55,651.25
                                                                ==============
Account Value at end of Contract Year 2......                                   $   55,651.25
X (1 + Guaranteed Interest Rate).............                                           1.055
                                                                                --------------
                                                                                $   58,712.07
                                                                                ==============
Account Value at end of Contract Year 3......                                                  $   58,712.07
X (1 + Guaranteed Interest Rate).............                                                          1.055
                                                                                               --------------
                                                                                               $   61,941.23
                                                                                               ==============
Account Value at end of Contract Year 4......                                                                  $    61,941.23
X (1 + Guaranteed Interest Rate).............                                                                           1.055
                                                                                                               ---------------
                                                                                                               $    65,348.00
                                                                                                               ===============

Account Value at end of Guarantee Period                                                                       $    65,348.00
(i.e. Maturity Value)........................                                                                  ===============

Total Interest Credited in Guarantee Period -- $65,348.00 -- 50,000.00 = $15,348.00
Account Value at end of Guarantee Period -- $50,000.00 + 15,348.00 = $65,348.00

THE ABOVE EXAMPLE ASSUMES NO SURRENDERS, DEDUCTIONS FOR PREMIUM TAXES, OR PRE-AUTHORIZED PAYMENT OF INTEREST DURING THE ENTIRE FIVE-YEAR PERIOD. A MARKET VALUE ADJUSTMENT OR SURRENDER CHARGE MAY APPLY TO ANY SUCH INTERIM SURRENDER (SEE "SURRENDERS"). THE HYPOTHETICAL GUARANTEED INTEREST RATES ARE ILLUSTRATIVE ONLY AND ARE NOT INTENDED TO PREDICT FUTURE GUARANTEED INTEREST RATES TO BE DECLARED UNDER THE CONTRACT. ACTUAL GUARANTEED INTEREST RATES DECLARED FOR ANY GIVEN TIME MAY BE MORE OR LESS THAN THOSE SHOWN.

We will notify you about subsequent Guarantee Periods near the end of your current Guarantee Period. At the end of a Guarantee Period:

        o You may elect a subsequent Guarantee Period by telephone or in writing.

        o Your Account Value will be transferred to the new Guarantee Period at the Guaranteed Interest Rate offered at that time. If the Principal Protection Feature is elected, the amount transferred to the new Guarantee Period will be the greater of the Principal Protection Amount or the ending Account Value.

        o If you do not make any election, we will automatically transfer the Account Value into a 1-year Guarantee Period, which you may transfer out of, into a new Guarantee Period with no transfer, surrender or Market Value Adjustment charge. If you selected the Principal Protection Feature, you may not transfer out of the 1-year Guarantee Period at the end of one year, as transfers between Guarantee Periods are not allowed with the Principal Protection Feature chosen.

                   ESTABLISHMENT OF GUARANTEED INTEREST RATES
================================================================================

When you purchase your Contract, you will know the Guaranteed Interest Rate for the Guarantee Period you choose. We will send you a confirmation showing the amount of your Purchase Payment and the applicable Guaranteed Interest Rate. After the end of each calendar year, we will send you a statement that will show:

       o   your Account Value as of the end of the preceding year

       o   all transactions regarding your Contract during the year

       o   your Account Value at the end of the current year

       o   the Guaranteed Interest Rate being credited to your Contract, and

       o   Your Principal Protection benefit, if this feature is selected

The Company has no specific formula for determining Guaranteed Interest Rates in the future. The Guaranteed Interest Rates will be declared from time to time as market conditions dictate. (See Investments by the Company.) In addition, the Company may also consider various other factors in determining Guaranteed Interest Rates for a given period, including regulatory and tax requirements, sales commissions, administrative expenses, general economic trends and competitive factors.

THE COMPANY WILL MAKE THE FINAL DETERMINATION AS TO GUARANTEED INTEREST RATES TO BE DECLARED. WE CANNOT PREDICT NOR CAN WE GUARANTEE FUTURE GUARANTEED INTEREST RATES. IF YOU SELECT THE PRINCIPAL PROTECTION FEATURE, THE GUARANTEED INTEREST RATE FOR THE GUARANTEE PERIOD YOU CHOOSE WILL BE LESS THAN THE CORRESPONDING GUARANTEED INTEREST RATE FOR THE GUARANTEE PERIOD WITHOUT THE PRINCIPAL PROTECTION FEATURE.

                                   SURRENDERS
================================================================================

GENERAL

You may make a full or partial surrender at any time, subject to the surrender charges described below. In the case of all surrenders, the Cash Value and Maturity Value will be reduced.

Upon request, we will inform you of the amount payable upon a full or partial surrender. Any full, partial or special surrender may be subject to tax. (See Federal Tax Considerations.)

We may defer payment of any surrender up to six months from the date we receive your notice of surrender or the period permitted by state insurance law, if less. If we defer payment for more than 30 days, we will pay interest of at least 3.5% per annum on the amount deferred.

Participants in Section 403 (b) tax-deferred annuity plans may not make surrenders from certain amounts before the earliest of age 59 1/2, separation from service, death, disability or hardship. (See "Federal Tax Considerations --
Section 403 (b) Plans and Arrangements".)

SURRENDER CHARGE

There are no front-end sales charges. A surrender charge may be assessed on surrenders made before the end of the seventh Contract Year. The surrender charge is computed as a percentage of the Cash Value being surrendered.

                    CONTRACT YEAR               CHARGE AS A PERCENTAGE
              IN WHICH SURRENDER IS MADE            OF CASH VALUE
              ---------------------------       ----------------------
                          1                              7%
                          2                              6%
                          3                              5%
                          4                              4%
                          5                              3%
                          6                              2%
                          7                              1%
                      Thereafter                         0%

SPECIAL SURRENDERS

No surrender charge or Market Value Adjustment will apply for full or partial surrenders taken: (1) at the end of an Initial Guarantee Period of at least three years in duration; or (2) at the end of any other Initial Guarantee Period if the surrender occurs on or after the fifth Contract Year. However, Guarantee Periods initiated through the Guarantee Period Exchange Option will be subject to the surrender charges based on the original Contract Date. There is no Guarantee Period Exchange Option if you select the Principal Protection Feature. (See "Guarantee Period Exchange Option".)

We will not assess a surrender charge if your Account Value is applied to elect an annuity option on the Annuity Commencement Date' (except if the Fifth Option is elected within the first Contract Year). A Market Value Adjustment will be applied if the Annuity Commencement Date is not at the end of a Guarantee Period. If you select the Principal Protection Feature, and if the application of the Market Value Adjustment results in an upward adjustment in the amount applied to purchase an annuity before the Annuity Commencement Date, the upward adjustment will be limited to the lesser of the upward adjustment or the amount of any surrender charge assessed on such amount. To elect an annuity option, you must notify us at least 30 days before your Annuity Commencement Date.

In addition, for all full or partial surrenders, no surrender charge or Market Value Adjustment will apply to any interest credited during the previous Contract Year. Any such surrender may, however, be subject to federal or state taxes.

If you participate in our Minimum Distribution Program, any payments that satisfy the maximum requirements for the Minimum Distribution Program will not be subject to the Market Value Adjustment or surrender charge. Systematic withdrawals outside our Minimum Distribution Program are subject to a surrender charge and a Market Value Adjustment to the extent that the payments exceed the interest deducted during the prior Contract Year.

Any payments may be subject to federal or state taxes.

MARKET VALUE ADJUSTMENT

The amount payable on a full or partial surrender made before the end of any Guarantee Period may be adjusted up or down by the Market Value Adjustment. If you select the Principal Protection Feature, and you fully surrender your Contract, at a minimum you will receive your current Principal Protection Benefit, and, at a maximum, your current Account Value.

The Market Value Adjustment is the relationship between the then-current Guaranteed Interest Rate for a Guarantee Period equal to the time left in your Guarantee Period, and the Guaranteed Interest Rate that applies to your Contract.

Generally, if you have not selected the Principal Protection Feature, and your Guaranteed Interest Rate is lower than the applicable current Guaranteed Interest Rate, then the Market Value Adjustment may result in a lower payment upon surrender. Conversely, if you have not selected the Principal Protection Feature, and your Guaranteed Interest Rate is higher than the applicable current Guaranteed Interest Rate, the Market Value Adjustment will result in a higher payment upon surrender.

The Market Value Adjustment amount primarily depends on the level of interest rates on the Company's investments when the current Guaranteed Interest Rates are established. The Market Adjusted Value is sensitive, therefore, to changes in current interest rates. It is possible that the amount you receive upon surrender would be less than the original Purchase Payment if interest rates increase. It is also possible that if interest rates decrease, the amount you receive upon surrender may be more than the original Purchase Payment plus accrued interest.

The formula for calculating the Market Value Adjustment is shown in Appendix C, which also contains an additional illustration of the application of the Market Value Adjustment.

WAIVER OF SURRENDER CHARGE

The surrender charge may be waived if:

     (a) distributions are applied to any one of the annuity options (except if the Fifth Option is elected within the first Contract Year) or

     (b) the Owner or Annuitant dies and payment of a death benefit is made to the Beneficiary

GUARANTEE PERIOD EXCHANGE OPTION (NOT APPLICABLE IF YOU SELECTED THE PRINCIPAL PROTECTION FEATURE)

Once each Contract Year after the first year, you may elect to transfer from your current Guarantee Period into a new Guarantee Period of a different duration and at the then-current Guaranteed Interest Rate. A Market Value Adjustment will be applied to your current Account Value at the time of transfer. There will be no surrender charge for this exchange. However, surrender charges will continue to be based on time elapsed from the original Contract Date. We reserve the right to charge a fee of up to $50 for such transfers, but do not impose a transfer charge as of the date of this prospectus.

PREMIUM TAXES

Certain state and local governments impose premium taxes. These taxes currently range from 0% to 5.0%, depending upon jurisdiction. The Company is responsible for paying these taxes and will determine the method used to recover premium tax expenses incurred. The Company will deduct any applicable premium taxes from the Cash Value either upon death, surrender, annuitization, or at the time the Purchase Payment is made to the Contract, but no earlier than when the Company has a tax liability under state law.

RESTRICTIONS ON FINANCIAL TRANSACTIONS

Federal laws designed to counter terrorism and prevent money laundering might, in certain circumstances, require us to block a contract owner's ability to make certain transactions and thereby refuse to accept any request for transfers, withdrawals, surrenders, or death benefits, until the instructions are received from the appropriate regulator. We may also be required to provide additional information about you and your contract to government regulators.

                                  DEATH BENEFIT
================================================================================
PERCENTAGE
For nonqualified Contracts, IRAs and individual Section 403 (b) Contracts, the Death Benefit is the Account Value on the date we receive written notification of due proof of death. If you selected the Principal Protection Feature, the Death Benefit will never be less than Premium Payment reduced by all prior partial surrenders received. There is no death benefit payable under group contracts issued to tax qualified plans under Sections 403 (b) (ERISA only), 457 or 401 (k).

PAYMENT OF PROCEEDS

The process of paying death benefit proceeds before the maturity date under various situations for nonqualified contracts is summarized in the charts below. The charts do not encompass every situation and are merely intended as a general guide. More detailed information is provided in your Contract. Generally, the person (s) receiving the benefit may request that the proceeds be paid in a lump sum, or be applied to one of the settlement options available under the Contract.

-------------------------------------------------------------------------------------------------------------------------------
BEFORE THE MATURITY DATE,              THE COMPANY WILL                                                      MANDATORY PAYOUT
UPON THE DEATH OF THE                  PAY THE PROCEEDS TO:         UNLESS. . .                              RULES APPLY*
----------------------------------- ---------------------------- ---------------------------------------- ---------------------
OWNER (WHO IS NOT THE ANNUITANT)       The Beneficiary (ies),       Unless, the Beneficiary is the           Yes
(WITH NO JOINT OWNER)                  or if none, to the           Contract Owner's spouse and the
                                       Contract Owner's estate.     spouse elects to continue the
                                                                    Contract as the new owner rather
                                                                    than receive the distribution.
----------------------------------- ---------------------------- ---------------------------------------- ---------------------
OWNER (WHO IS THE ANNUITANT)           The Beneficiary (ies),       Unless, the Beneficiary is the           Yes
(WITH NO JOINT OWNER)                  or if none, to the           Contract Owner's spouse and the
                                       Contract Owner's estate.     spouse elects to continue the
                                                                    Contract as the new owner rather
                                                                    than receive the distribution.
----------------------------------- ---------------------------- ---------------------------------------- ---------------------
JOINT OWNER (WHO IS NOT THE            The surviving joint          Unless the surviving joint owner is      Yes
ANNUITANT)                             owner.                       the spouse and elects to continue
                                                                    the Contract.
--------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------
BEFORE THE MATURITY DATE,              THE COMPANY WILL                                                      MANDATORY PAYOUT
UPON THE DEATH OF THE                  PAY THE PROCEEDS TO:         UNLESS. . .                              RULES APPLY*
----------------------------------- ---------------------------- ---------------------------------------- ---------------------
JOINT OWNER (WHO IS THE ANNUITANT)     The Beneficiary (ies),       Unless the Beneficiary/surviving         Yes
                                       or if none, to the           joint owner is the Contract Owner's
                                       surviving joint owner.       spouse and the spouse elects to
                                                                    continue the Contract.

                                                                    Or, unless there is a Contingent
                                                                    Annuitant the Contingent Annuitant
                                                                    becomes the Annuitant and the
                                                                    proceeds will be paid to the
                                                                    surviving joint owner. If the
                                                                    surviving joint owner is the
                                                                    spouse, the spouse may elect to
                                                                    continue the Contract.

----------------------------------- ---------------------------- ---------------------------------------- ---------------------
ANNUITANT (WHO IS NOT THE              The Beneficiary (ies),       Unless, the Beneficiary is the           Yes
CONTRACT OWNER)                        or if none, to the           Contract Owner's spouse and the
                                       Contract Owner.              spouse elects to continue the
                                                                    contract as the new owner rather
                                                                    than receive the distribution.

                                                                    Or, unless there is a Contingent
                                                                    Annuitant. Then, the Contingent
                                                                    Annuitant becomes the Annuitant and
                                                                    the Contract continues in effect
                                                                    (generally using the original
                                                                    maturity date). The proceeds will
                                                                    then be paid upon the death of the
                                                                    contingent Annuitant or owner.

----------------------------------- ---------------------------- ---------------------------------------- ---------------------
ANNUITANT (WHO IS THE CONTRACT         See death of "owner who                                               Yes
OWNER)                                 is the Annuitant" above.

----------------------------------- ---------------------------- ---------------------------------------- ---------------------
ANNUITANT (WHERE OWNER IS A            The Beneficiary (ies)                                                 Yes (Death of
NONNATURAL PERSON/TRUST)               (e.g. the trust).                                                     Annuitant is
                                                                                                             treated as death
                                                                                                             of the owner in
                                                                                                             these
                                                                                                             circumstances.)

----------------------------------- ---------------------------- ---------------------------------------- ---------------------
CONTINGENT ANNUITANT (ASSUMING         No death proceeds are        N/A
ANNUITANT IS STILL ALIVE)              payable; Contract
                                       continues.

----------------------------------- ---------------------------- ---------------------------------------- ---------------------
BENEFICIARY                            No death proceeds are                                                 N/A
                                       payable; Contract
                                       continues.

----------------------------------- ---------------------------- ---------------------------------------- ---------------------
CONTINGENT BENEFICIARY                 No death proceeds are                                                 N/A
                                       payable; Contract
                                       continues.

-------------------------------------------------------------------------------------------------------------------------------

* Certain payout rules of the Internal Revenue Code (IRC) are triggered upon the death of any owner. Non- spousal Beneficiaries (as well as spousal beneficiaries who choose not to assume the contract) must begin taking distributions based on the Beneficiary's life expectancy within one year of death or take a complete distribution of contract proceeds within 5 years of death. If mandatory distributions have begun, the 5-year payout option is not available.

DEATH PROCEEDS AFTER THE MATURITY DATE

If any owner or the Annuitant dies on or after the maturity date, the Company will pay the Beneficiary a death benefit consisting of any benefit remaining under the annuity or income option then in effect.

                                 ANNUITY PERIODS
================================================================================

ELECTION OF ANNUITY COMMENCEMENT DATE AND FORM OF ANNUITY

You can select an Annuity Commencement Date at the time you apply for a Contract. If no date is elected, for nonqualified Contracts, the automatic default age is 90. For qualified Contracts, the automatic default age is 70 1/2. Within 30 days before your Annuity Commencement Date, you may elect to have all or a portion of your Cash Surrender Value paid in a lump sum on your Annuity Commencement Date. Or, at least 30 days before the Annuity Commencement Date, you may elect to have your Cash Value or a portion thereof (less applicable premium taxes, if any) distributed under any of the annuity options described below. If Option 5 "Payments for a Designated Period" is elected in the first contract year, the Cash Surrender Value will be applied.

If no option is elected for nonqualified Contracts, the Cash Value will be applied on the Annuity Commencement Date under the Second Option to provide a life annuity with 120 monthly payments certain. For qualified Contracts, the Cash Value will be applied to Option 4, to provide a joint and Last Life Annuity. This Contract may not be surrendered once annuity payments begin, except with respect to Option 6.

CHANGE OF ANNUITY COMMENCEMENT DATE OR ANNUITY OPTION

You may change the Annuity Commencement Date at any time as long as such change is made in writing and is received by us at least 30 days prior to the scheduled Annuity Commencement Date. Once an Annuity Option has begun, it may not be changed.

ANNUITY OPTIONS

Any one of the following annuity options may be elected. Annuity payments may be available on a monthly, quarterly, semiannual or annual basis. The minimum amount that may be applied to annuity options is $2,000 unless we consent to a smaller amount.

OPTION 1 -- LIFE ANNUITY -- NO REFUND: The Company will make annuity payments during the lifetime of the Annuitant ending with the last payment before death. This option offers the maximum periodic payment, since there is no assurance of a minimum number of payments or provision for a death benefit for beneficiaries.

OPTION 2 -- LIFE ANNUITY WITH 120,180 OR 240 MONTHLY PAYMENTS ASSURED: The Company will make monthly annuity payments during the lifetime of the Annuitant, with the agreement that if, at the death of that person, payments have been made for less than 120, 180 or 240 months as elected, we will continue making payments to the Beneficiary during the remainder of the period.

OPTION 3 -- CASH REFUND LIFE ANNUITY: The Company will make monthly annuity payments during the lifetime of the Annuitant. Upon the death of the Annuitant, the Beneficiary will receive a payment equal to the Cash Value applied to this option on the Annuity Commencement Date minus the dollar amount of annuity payments already paid.

OPTION 4 -- JOINT AND LAST SURVIVOR LIFE ANNUITY --NO REFUND: The Company will make regular annuity payments during the lifetime of the Annuitant and a second person. When either person dies, we will continue making payments to the survivor. No further payments will be made following the death of the survivor.

OPTION 5 -- PAYMENTS FOR A DESIGNATED PERIOD: We will make periodic payments guaranteed for the number of years selected which may be from five to thirty years.

OPTION 6 -- ANNUITY PROCEEDS SETTLEMENT OPTION: Proceeds from the Death Benefit may be left with the Company for a period not to exceed five years from the date of the Owner's or Annuitant's death prior to the Annuity Commencement Date. The proceeds will remain in the same Guarantee Period and continue to earn the same Guaranteed Interest Rate as at the time of death. If the Guarantee Period ends before the end of the five-year period, the Beneficiary may elect a new Guarantee Period with a duration not to exceed the time remaining in the period of five years from the date of the Owner's or Annuitant's death. Full or partial surrenders may be made at any time. In the event of surrenders, the remaining Cash Value will equal the proceeds left with the Company, minus any surrender charge and applicable premium tax, plus any interest earned. A Market Value Adjustment will be applied to all surrenders except those occurring at the end of a Guarantee Period.

The Tables in the Contract reflect guaranteed dollar amounts of monthly payments for each $1,000 applied under the first five annuity options listed above. Under Options 1, 2 or 3, the amount of each payment will depend upon the age (and, for nonqualified Contracts, sex) of the Annuitant at the time the first payment is due. Under Option 4, the amount of each payment will depend upon the payees' ages at the time the first payment is due (and, for nonqualified Contracts, the sex of both payees).

The Tables for Options 1, 2, 3 and 4 are based on the 1983 Individual Annuitant Mortality Table A with ages set back one year and a net investment rate of 3% per annum. The table for Option 5 is based on a net investment rate of 3% per annum. If mortality appears more favorable and interest rates so justify, at our discretion, we may apply other tables that will result in higher payments for each $1,000 applied under one or more of the first five annuity options.

ANNUITY PAYMENT

The first payment under any Annuity Option will be made on the Annuity Commencement Date. Subsequent payments will be made in accordance with the manner of payment selected and are based on the first payment date.

The option elected must result in a payment at least equal to the minimum payment amount according to Company rules then in effect. If at any time payments are less than the minimum payment amount, the Company has the right to change the frequency to an interval resulting in a payment at least equal to the minimum. If any amount due is less than the minimum per year, the Company may make other arrangements that are equitable to the Annuitant.

Once annuity payments have begun, no surrender of the annuity benefit (including benefits under Option 5) can be made for the purpose of receiving a lump-sum settlement.

DEATH OF ANNUITANT AFTER ANNUITY COMMENCEMENT DATE

If the Annuitant dies after the Annuity Commencement Date, any amount payable as a death benefit will be distributed at least as rapidly as under the method of distribution in effect.

                           INVESTMENTS BY THE COMPANY
================================================================================

We must invest our assets according to applicable state laws regarding the nature, quality and diversification of investments that may be made by life insurance companies. In general, these laws permit investments, within specified limits and subject to certain qualifications, in federal, state and municipal obligations, corporate bonds, preferred and common stocks, real estate mortgages, real estate and certain other investments. Purchase Payments made to Contracts issued by the Travelers Insurance Company are invested in Separate Account MGA, and purchase payments made to contracts issued by the Travelers Life and Annuity Company are invested in Separate Account MGA II. Both Separate Account MGA and MGA II are non-unitized separate accounts and are not chargeable with liabilities arising out of any other business that the Company may conduct. Owners do not share in the investment performance of assets allocated to the Separate Accounts. The obligations under the Contract are independent of the investment performance of the Separate Accounts and are the obligations of the Company.

In establishing Guaranteed Interest Rates, the Company will consider the yields on fixed income securities that are part of the Company's current investment strategy for the Contracts at the time that the Guaranteed Interest Rates are established. (See Establishment of Guaranteed Interest Rates.) The current investment strategy for the Contracts is to invest in fixed income securities, including public bonds, privately placed bonds, and mortgages, some of which may be zero coupon securities. While this generally describes our investment strategy, we are not obligated to follow any particular strategy except as may be required by federal and state laws.

                           AMENDMENT OF THE CONTRACTS
================================================================================

We reserve the right to amend the Contracts to comply with applicable federal or state laws or regulations. We will notify you in writing of any such amendments.

                           ASSIGNMENT OF THE CONTRACTS
================================================================================

Our rights as evidenced by a Contract may be assigned as permitted by applicable law. An assignment will not be binding upon us until we receive notice from you in writing. We assume no responsibility for the validity or effect of any assignment. You should consult your tax adviser regarding the tax consequences of an assignment.

                          DISTRIBUTION OF THE CONTRACTS
================================================================================

Travelers Distribution LLC ("TDLLC") an affiliate of the Company, is the principal underwriter of the Contracts. TDLLC is registered with the Securities and Exchange Commission under the Act as a broker-dealer, and is a member of the National Association of Securities Dealers, Inc. The Contract is offered through both affiliated and non-affiliated broker dealers.

The principal underwriter enters into selling agreements with certain broker-dealers registered under the Act. Under the selling agreements such broker-dealers may offer Contracts to persons who have established an account with the broker-dealer. In addition, the Company may offer certificates to members of certain other eligible groups. The Company will pay a maximum commission of 7% of the Purchase Payment for the sale of a Contract. Tower Square Securities, Inc., an affiliate of the Company, receives greater compensation for selling the contract than nonaffiliated broker-dealers.

From time to time, the Company may offer customers of certain broker-dealers special Guaranteed Interest Rates and negotiated commissions. In addition, the Company may offer Contracts to members of certain other eligible groups through trusts or otherwise.

                           FEDERAL TAX CONSIDERATIONS
================================================================================

GENERAL

The Company is taxed as a life insurance company under Subchapter L of the Code. Generally, amounts credited to a contract are not taxable until received by the Contract Owner, participant or beneficiary, either in the form of annuity payments or other distributions. Tax consequences and limits are described further below for each annuity program.

NOTE TO PARTICIPANTS IN QUALIFIED PLANS INCLUDING 401, 403(B), 457 AS WELL AS IRA OWNERS:

While annual plan contribution limits may be increased from time to time by Congress and the IRS for federal income tax purposes, these limits must be adopted by each state for the higher limits to be effective at a state income tax level. In other words, permissible contribution limit for income tax purposes may be different at the federal level from your state's income tax laws. Please consult your employer or tax adviser regarding this issue.

SECTION 403 (B) PLANS AND ARRANGEMENTS

Purchase Payments for a tax deferred annuity contract (including salary reduction contributions) may be made by an employer for employees under annuity plans adopted by public educational organizations and certain organizations which are tax exempt under Section 501 (C) (3) of the Code. Within statutory limits, such payments are not currently includable in the gross income of the participants. Increases in the value of the Contract attributable to these

Purchase Payments are similarly not subject to current taxation. Instead, both the contributions to the tax sheltered annuity and the income in the Contract are taxable as ordinary income when distributed.

An additional tax of 10% will apply to any taxable distribution received by the participant before the age of 59 1/2, except when due to death, disability, or as part of a series of payments for life or life expectancy, or made after the age of 55 with separation from service. There are other statutory exceptions that may apply in certain situations.

Amounts attributable to salary reductions made to a tax sheltered annuity and income thereon may not be withdrawn prior to attaining the age of 59 1/2, separation from service, death, total and permanent disability, or in the case of hardship as defined by federal tax law and regulations. Hardship withdrawals are available only to the extent of the salary reduction contributions and not from the income attributable to such contributions. These restrictions do not apply to assets held generally as of December 31, 1988.

Distributions must begin by April 1st of the calendar year following the later of the calendar year in which the participant attains the age of 70 1/2 or the calendar year in which the Participant retires. Certain other mandatory distribution rules apply at the death of the participant.

Certain distributions, including most partial or full redemptions or "term-for-years" distributions of less than 10 years, are eligible for direct rollover to another 403 (b) contract, certain qualified plans or to an Individual Retirement Arrangement (IRA) without federal income tax withholding.

To the extent an eligible rollover distribution is not directly rolled over to another 403(b) contract, an IRA or eligible qualified contract, 20% of the taxable amount must be withheld. In addition, current tax may be avoided on eligible rollover distributions that were not directly transferred to a qualified retirement program if the participant makes a rollover to a qualified retirement plan or IRA within 60 days of the distribution.

Distributions in the form of annuity payments are taxable to the participant or Beneficiary as ordinary income in the year of receipt, except that any distribution that is considered the participant's "investment in the contract" is treated as a return of capital and is not taxable.

QUALIFIED PENSION AND PROFIT-SHARING PLANS

Like most other contributions made under a qualified pension or profit-sharing trust described in Section 401 (a) of the Code and exempt from tax under Section 501 (a) of the Code, a Purchase Payment made by an employer (including salary reduction contributions under Section 401(k) of the Code) is not currently taxable to the participant and increases in the value of a contract are not subject to taxation until received by a participant or beneficiary.

Distributions in the form of annuity payments are taxable to the participant or beneficiary as ordinary income in the year of receipt, except that any distribution that is considered the participant's "investment in the contract" is treated as a return of capital and is not taxable. Certain eligible rollover distributions including most partial and full surrenders or term-for-years distributions of less than 10 years are eligible for direct rollover to an eligible retirement plan or to an IRA without federal income tax withholding.

If a distribution that is eligible for rollover is not directly rolled over to another qualified retirement plan or IRA, 20% of the taxable amount must be withheld. In addition, current tax may be avoided on eligible rollover distributions that were not directly transferred to a qualified retirement program if the participant makes a rollover contribution to a qualified retirement plan or IRA within 60 days of the distribution.

Distributions must begin by April Ist of the calendar year following the later of the calendar year in which you attain age 70 1/2 or the calendar year in which you retire, except that if you are a 5% owner as defined in Code Section 416(i) (1) (B), distributions must begin by April Ist of the calendar year following the calendar year in which you attain age 70 1/2. Certain other mandatory distribution rules apply on the death of the participant.

An additional tax of 10% will apply to any taxable distribution received by the participant before the age of 59 1/2, except by reason of death, disability or as part of a series of payments for life or life expectancy, or at early retirement at or after the age of 55. There are other statutory exceptions that may apply in certain situations.

INDIVIDUAL RETIREMENT ANNUITIES

To the extent of earned income for the year and not exceeding the applicable limit for the taxable year, an individual may make deductible contributions to an individual retirement annuity (IRA). The applicable limit ($2,000 per year prior to 2002) has been increased by the Economic Growth and Tax Relief Reconciliation Act of 2001 ("EGTRRA"). The limit is $3,000 for calendar years 2002-2004, $4,000 for calendar years 2005-2007, and will be indexed for inflation in years subsequent to 2008. (Note: The minimum Purchase Payment allowed for this Contract is $5,000.) There are certain limits on the deductible amount based on the adjusted gross income of the individual and spouse based on their participation in a retirement plan. If an individual is married and the spouse is not employed, the individual may establish IRAs for the individual and spouse. Purchase Payments may then be made annual into IRAs for both spouses in the maximum amount of 100% of earned income up to a combined limit of based on the individual limits outlined above.

Partial or full distributions are treated as ordinary income, except that amounts contributed after 1986 on a non-deductible basis are not includable in income when distributed. An additional tax of 10% will apply to any taxable distribution from the IRA that is received by the participant before the age of 59 1/2 except by reason of death, disability or as part of a series of payments for life or life expectancy. Distributions must commence by April 1st of the calendar year after the close of the calendar year in which the individual attains the age of 70 1/2. Certain other mandatory distribution rules apply on the death of the individual. The individual must maintain personal and tax return records of any non-deductible contributions and distributions.

Section 408 (k) of the Code provides for the purchase of a Simplified Employee Pension (SEP) plan. A SEP is funded through an IRA with an annual employer contribution limit of $40,000 for each participant.

ROTH IRAS

Effective January 1, 1998, Section 408A of the Code permits certain individuals to contribute to a Roth IRA. Eligibility to make contributions is based upon income, and the applicable limits vary based on marital status and/or whether the contribution is a rollover contribution from another IRA or an annual contribution. Contributions to a Roth IRA, which are subject to certain limitations, (similar to the annual limits for traditional IRAs), are not deductible and must be made in cash or as a rollover or transfer from another Roth IRA or other IRA. A conversion of "traditional" IRA to a Roth IRA may be subject to tax and other special rules apply. You should consult a tax adviser before combining any converted amounts with other Roth IRA contributions, including any other conversion amounts from other tax years.

Qualified distributions from a Roth IRA are tax-free. A qualified distribution requires that the Roth IRA has been held for at least 5 years, and the distribution is made after age 59 1/2, on death or disability of the owner, or for a limited amount ($10,000) for a qualified first time home purchase for the owner or certain relatives. Income tax and a 10% penalty tax may apply to distributions made (1) before age 59 1/2 (subject to certain exceptions) or (2) during five taxable years starting with the year in which the first contribution is made to the Roth IRA.

SECTION 457 PLANS

Section 457 of the Code allows employees and independent contractors of state and local governments and tax-exempt organizations to defer a portion of their salaries or compensation to retirement years without paying current income tax on either the deferrals or the earnings on the deferrals.

The Owner of contracts issued under Section 457 plans by non-governmental employers is the employer or a contractor of the participant and amounts may not be made available to participants (or beneficiaries) until separation from service, retirement or death or an unforeseeable emergency as determined by Treasury Regulations. The proceeds of annuity contracts purchased by Section 457 plans are subject to the claims of general creditors of the employer or contractor. A different rule applies with respect to Section 457 plans that are established by governmental employers. The contract must be for the exclusive benefit of the plan participants (and their beneficiaries), and the governmental employer (and their creditors) must have no claim on the contract.

Distributions must begin by April 1st of the calendar year following the later of the calendar year in which the participant attains the age of 70 1/2 or the calendar year in which the participant retires. Certain other mandatory distribution rules apply upon the death of the participant.

All distributions from plans that meet the requirements of Section 457 of the Code are taxable as ordinary income in the year paid or made available to the participant or beneficiary.

NONQUALIFIED ANNUITIES

Individuals may purchase tax-deferred annuities without any limits. The Purchase Payment receives no tax benefit, deduction or deferral, but taxes on the increases in the value of the Contract are generally deferred until distribution. Generally, if an annuity is owned other than by an individual, the owner will be taxed each year on the increase in the value of the Contract. An exception applies for Purchase Payments made before March 1, 1986. In addition, for Contracts issued after April 22, 1987, all deferred increases in value will be includable annually in the income of an Owner when that Owner transfers the Contract without adequate considerations.

The federal tax law requires nonqualified annuity contracts issued on or after January 19, 1985 to meet minimum mandatory distribution requirements upon the death of the Contract Owner. Failure to meet these requirements will cause the succeeding Contract Owner or beneficiary to lose the tax benefits associated with annuity contracts, i.e., primarily the tax deferral prior to distribution. The distribution required depends upon whether an Annuity Option is elected or whether the succeeding Owner is the surviving spouse. Contracts will be administered by the Company in accordance with these rules.

If two or more nonqualified annuity contracts are purchased from the same insurer within the same calendar year, such annuity contracts will be aggregated for federal income tax purposes. As a result, distributions from any of them will be taxed based upon the amount of income in all of the same calendar year series of annuities. This will generally have the effect of causing taxes to be paid sooner on the deferred gain in the contracts.

Those receiving partial distributions made before annuitization of a contract will generally be taxed on an income-first basis to the extent of income in the Contract. Certain pre-August 14, 1982 deposits into a nonqualified annuity contract that have been placed in the Contract by means of a tax-deferred exchange under Section 1035 of the Code may be withdrawn first without income tax liability. This information on deposits must be provided to the Company by the other insurance company at the time of the exchange. There is income in the Contract generally to the extent the Cash Value exceeds the investment in the Contract. The investment in the Contract is equal to the amount of premiums paid less any amount received previously that was excludable from gross income. Any direct or indirect borrowing against the value of the Contract or pledging of the Contract as security for a loan will be treated as a cash withdrawal under the tax law.

With certain exceptions, the law will impose an additional tax if a Contract Owner makes a withdrawal of any amount under the Contract that is allocable to an investment made after August 13, 1982. The amount of the additional tax will be 10% of the amount includable in income by the Contract Owner because of the withdrawal. The additional tax will not be imposed if the amount is received on or after the Contract Owner reaches the age of 59 1/2, of if the amount is one of a series of substantially equal periodic payments made for life or life expectancy of the taxpayer. The additional tax will not be imposed if the withdrawal or partial surrender follows the death or disability of the Contract Owner.

THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974

Under the Employee Retirement Income Security Act of 1974 ("ERISA"), as amended, certain special provisions may apply to the Contract if the Owner of a Section 403 (b) plan Contract or the owner of a contract issued to certain qualified plans requests that the Contract be issued to conform to ERISA or if the Company has notice that the Contract was issued pursuant to a plan subject to ERISA.

ERISA requires that certain Annuity Options, withdrawals or other payments and any application for a loan secured by the Contract may not be made until the Participant has filed a Qualified Election with the plan administrator. Under certain plans, ERISA also requires that a designation of a beneficiary other than the participant's spouse be deemed invalid unless the participant has filed a Qualified Election.

A Qualified Election must include either the written consent of the Participant's spouse, notarized or witnessed by an authorized plan representative, or the participant's certification that there is no spouse or that the spouse cannot be located.

The Company intends to administer all contracts to which ERISA applies in a manner consistent with the direction of the plan administrator regarding the provisions of the plan, in accordance with applicable law.

Because these requirements differ according to the plan, a person contemplating the purchase of an annuity Contract should consider the provisions of the plan.

FEDERAL INCOME TAX WITHHOLDING

The portion of a distribution that is taxable income to the recipient will be subject to federal income tax withholding, generally pursuant to Section 3405 of the Code. The application of this provision is summarized below.

     1. ELIGIBLE ROLLOVER DISTRIBUTION FROM SECTION 403(B) PLANS OR ARRANGEMENTS, FROM QUALIFIED PENSION AND PROFIT-SHARING PLANS, OR FROM 457 PLANS SPONSORED BY GOVERNMENTAL ENTITIES

          There is a mandatory 20% tax withholding for plan distributions that are eligible for rollover to an IRA or to another retirement plan but that are not directly rolled over. A distribution made directly to a participant or beneficiary may avoid this result if:

          (a) a periodic settlement distribution is elected based upon a life or life expectancy calculation, or

          (b) a complete term-for-years settlement distribution is elected for a period of ten years or more, payable at least annually, or

          (c) a minimum required distribution as defined under the tax law is taken after the attainment of the age of 70 1/2 or as otherwise required by law.

          A distribution including a rollover that is not a direct rollover will require the 20% withholding, and the 10% additional tax penalty on premature withdrawals may apply to any amount not added back in the rollover. The 20% withholding may be recovered when the participant or beneficiary files a personal income tax return for the year if a rollover was completed within 60 days of receipt of the funds, except to the extent that the participant or spousal beneficiary is otherwise underwithheld or short on estimated taxes for that year.

     2.   OTHER NON-PERIODIC DISTRIBUTIONS (FULL OR PARTIAL REDEMPTIONS)

          To the extent not subject to the 20% mandatory 20% withholding as described in (1) above, the portion of a nonperiodic distribution which constitutes taxable income will be subject to federal income tax withholding, to the extent such aggregate distributions exceed $200 for the year, unless the recipient elects not to have taxes withheld. If an election to opt out of withholding is not provided, 10% of the taxable portion of the distribution will be withheld as federal income tax; provided that the recipient may elect any other percentage. Election forms will be provided at the time distributions are requested. This form of withholding applies to all annuity programs.

     3. PERIODIC DISTRIBUTIONS (DISTRIBUTIONS PAYABLE OVER A PERIOD GREATER THAN ONE YEAR)

          The portion of a periodic distribution that constitutes taxable income will be subject to federal income tax withholding under the wage withholding tables as if the recipient were married claiming three exemptions. A recipient may elect not to have income taxes withheld or have income taxes withheld at a different rate by providing a completed election form. Election forms will be provided at the time distributions are requested. This form of withholding applies to all annuity programs.

Recipients who elect not to have withholding made are liable for payment of federal income tax on the taxable portion of the distribution. All recipients may also be subject to penalties under the estimated tax payment rules if withholding and estimated tax payments are not sufficient.

Recipients who do not provide a social security number or other taxpayer identification number will not be permitted to elect out of withholding. Additionally, United States citizens residing outside of the country, or U.S. legal residents temporarily residing outside the country, are subject to different withholding rules and cannot elect out of withholding.

TAX ADVICE

Because of the complexity of the law and the fact that the tax results will vary according to the factual status of the individual involved, a person contemplating purchase of an annuity contract and/or an Owner, participant or beneficiary who may make elections under a contract should consult with a qualified tax or legal adviser prior to such purchase or the making of an election. It should be understood that the foregoing description of the federal income tax consequences under these contracts is not exhaustive and that special rules are provided with respect to situations not discussed here. It should be understood that if a tax benefited plan loses its exempt status, employees could lose some of the tax benefits described. For further information, a qualified tax adviser should be consulted.

                              AVAILABLE INFORMATION
================================================================================

The Company files reports and other information with the Securities and Exchange Commission ("Commission"), as required by law. You may read and copy this information and other information at the following locations:

     o public reference facilities of the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C.,

     o the Commission's Regional Offices located at 233 Broadway, New York, New York 10279,

     o the Commission's Regional Offices located at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661.

Under the Securities Act of 1933, each Company has filed with the Commission a registration statement (the "Registration Statement") relating to the Contracts offered by this Prospectus. This Prospectus has been filed as a part of the Registration Statement and does not contain all of the information set forth in the Registration Statement and the exhibits, and reference is hereby made to such Registration Statement and exhibits for further information relating to the Company and the Contracts. The Registration Statement and the exhibits may be inspected and copied as described above. Although the Company furnishes certificate and contract holders with the Annual Reports on Form 10-K for the year ended December 31, 2003 the Company does not plan to furnish subsequent financial reports

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
================================================================================

Each Company's latest annual report on Form 10-K has been filed with the Commission. They are incorporated by reference into this Prospectus and copies must accompany this Prospectus.

The Forms 10-K for the period ended December 31, 2003 contain additional information about each Company, including audited financial statements for the Company's latest fiscal year. Each Company filed its Form 10-K on March 22, 2004. The Travelers Insurance Company filed its Form 10-K via Edgar File No. 33-03094. The Travelers Life and Annuity filed its Form 10-K via Edgar File No. 33-58677.

If requested, the Company will furnish, without charge, a copy of any and all of the documents incorporated by reference, other than exhibits to those documents (unless such exhibits are specifically incorporated by reference in those documents). You may direct your requests to The Travelers Insurance Company, One Cityplace, Hartford, Connecticut 06183-5030, Attention: Annuity Services. The telephone number is (860) 422-3985. You may also obtain copies of any documents, incorporated by reference into this prospectus by accessing the SEC's website (http: / /www.sec.gov

                                  LEGAL OPINION
================================================================================

Legal matters in connection with federal laws and regulations affecting the issue and sale of the Contracts described in this Prospectus and the organization of the Company, its authority to issue such Contracts under Connecticut law and the validity of the forms of the Contracts under Connecticut law have been passed on by the Deputy General Counsel of the Company.

                                     EXPERTS
================================================================================

The consolidated financial statements and schedules of The Travelers Insurance Company and subsidiaries as of December 31, 2003 and 2002, and for each of the years in the three-year period ended December 31, 2003, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent accountants, also incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit reports covering the December 31, 2003, consolidated financial statements and schedules refer to changes in the Company's methods of accounting for variable interest entities in 2003, for goodwill and intangible assets in 2002, and for derivative instruments and hedging activities and for securitized financial assets in 2001.

The financial statements and schedules of The Travelers Life and Annuity Company as of December 31, 2003 and 2002, and for each of the years in the three-year period ended December 31, 2003, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent accountants, also incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit reports covering the December 31, 2003, financial statements and schedules refer to changes in the Company's methods of accounting for goodwill and intangible assets in 2002 and for derivative instruments and hedging activities and for securitized financial assets in 2001.

                       THIS PAGE INTENTIONALLY LEFT BLANK.

                                   APPENDIX A
           (APPLIES ONLY WHEN PRINCIPAL PROTECTION FEATURE IS ELECTED)
================================================================================


The following amounts will never be less than the Purchase Payment reduced by amounts received from all prior partial surrenders. (Account Value surrendered, adjusted by the Market Value Adjustment Formula less any surrender charge.)


          (a)  Cash Surrender Value on full surrender;

          (b)  Full Benefit before annuity payments commence;

          (c) Amount applied to purchase the annuity payments on the Annuity Commencement Date;

          (d)  Account Value at the beginning of a subsequent Guarantee Period.

                                   APPENDIX B
================================================================================

Plans eligible to purchase the Contract are pension and profit sharing plans qualified under ss.401 (a) of the Internal Revenue Code, Section 403 (b) ERISA plans, and eligible state deferred compensation plans under ss.457 of the Code ("Qualified Plans").

To apply for a Group Annuity Contract, the trustee or other applicant must complete an application or purchase order for the Group Annuity Contract and make a Purchase Payment. A Group Annuity Contract will then be issued to the applicant. While no Certificates are issued, each Purchase Payment and the Account established thereby, are confirmed to the Contract Owner. Each Account will have its own optional Guarantee Period and Guaranteed Interest Rate. Surrenders under the Group Annuity Contract may be made at the election of the Contract Owner, from the Account established under the Contract. Account surrenders are subject to the same limitations, adjustments and charges as surrenders made under a certificate (see "Surrenders"). Surrender Values may be taken in cash or applied to purchase annuities for the Contract Owners' Qualified Plan participants. Because there are no individual participant accounts, the qualified Group Annuity Contract issued in connection with a Qualified Plan does not provide for death benefits. Annuities purchased for Qualified Plan participants may provide for a payment upon the death of the Annuitant depending on the option chosen (see "annuity options"). Additionally, since there are no Annuitants prior to the actual purchase of an Annuity by the Contract Owner, the provisions regarding the Annuity Commencement Date are not applicable.

                                   APPENDIX C
================================================================================

MARKET VALUE ADJUSTMENT

The application of a Market Value Adjustment may adjust up or down your account value. The following describes the amount the Market Value Adjustment applies to:

                     _                                             _
                    |                                       t/365   |
Maturity Value  =   | (CURRENT ACCOUNT VALUE - FI) X (1 + iG)       |
                    |_                                             _|


                           _                                  _
                          |                         1          |
Market Adjusted Value  =  | (MATURITY VALUE) X -------------   |
                          |                            t/365   |
                          |_                   (1 + iC)       _|

          o where: "FI" is the available free interest credited for the Previous Certificate Year, "iG" is the Guaranteed Credited rate as stated on the contract specification page, "iC" is the Guaranteed Interest Rate for a Guarantee period of "t" days, where "t" is the number of days remaining in the Guarantee Period adjusted for leap years.

     PRINCIPAL PROTECTION FEATURE ONLY: If the application of the Market Value Adjustment Formula results in an upward adjustment in the amount payable on any full or partial surrender, such upward adjustment will be limited to the lesser of the amount of the upward adjustment of the amount of any surrender charge associated with the amount being surrendered.

     If the application of the Market Value Adjustment Formula results in an upward adjustment in the amount applied to purchase annuity payments on the Annuity Commencement Date, such upward adjustment will be limited to the lesser of the upward adjustment or the amount of any surrender charge assessed on the Annuity Commencement Date.

The total amount available to customers, prior to any charges or premium taxes, is: Market Adjusted Value + Free Interest

The current Guaranteed Interest Rate is declared periodically by the Company and is the rate (straight line interpolation between whole years) which the Company is then paying on premiums paid under this class of Contracts with the same maturity date as the Purchase Payment to which the formula is being applied.

     ILLUSTRATION OF A MARKET VALUE ADJUSTMENT WITHOUT PRINCIPAL PROTECTION

Purchase Payment:                 $50,000.00
Guarantee Period:                 5 years
Guaranteed Interest Rate:         5.50% Effective Annual Rate

The following examples illustrate how the Market Value Adjustment may affect the values of your Contract. In these examples, a Purchase Payment of $50,000 was made to the Contract. After one year, the Account Value (i.e., the Purchase Payment plus accumulated interest) would be $52,750.

The Market Value Adjustment is the rate the Company is crediting at the time of surrender on new Purchase Payments of the same term-to-maturity as the time remaining in your Guarantee Period. One year after the Purchase Payment was made, you would have four years remaining in the five-year Guarantee Period.

EXAMPLE OF A NEGATIVE MARKET VALUE ADJUSTMENT

A negative Market Value Adjustment when interest rates have increased since the date the Purchase Payment was made. Assume interest rates have increased one year after the Purchase Payment and the Company is crediting 7.00% for a four-year Guarantee Period.

The Maturity Value, excluding available free interest, would be:

                                                          4
         $61,941.23  =  ($52,750.00 - $2,750) X (1 + .055)

The Market Adjusted Value would be:

                        _                          _
                       |                    1       |
         $47,254.67 =  | ($61,941.23) X ----------- |
                       |                        4   |
                       |_              (1 + .07)   _|

Total amount available, prior to charges and premium taxes:

         $50,004.67  =  $47,254.67 + $2,750.00

EXAMPLE OF A POSITIVE MARKET VALUE ADJUSTMENT

A positive Market Value Adjustment results when interest rates have decreased since the date a Purchase Payment was made. Assume interest rates have decreased one year later and the Company is then crediting 3.50% for a four-year Guarantee Period.

The Maturity Value, excluding available free interest, would be:

                                                          4
         $61,941.23  =  ($52,750.00 - $2,750) X (1 + .055)

The Market Adjusted Value would be:

                        _                          _
                       |                    1       |
         $53,978.21 =  | ($61,941.23) X ----------- |
                       |                         4  |
                       |_              (1 + .035)  _|

Total amount available, prior to charges and premium taxes:

         $56,728.21  =  $53,978.21 + $2,750.00

These examples illustrate what may happen when interest rates increase or decrease from the beginning of a Guarantee Period. A particular Market Value Adjustment may have a greater or lesser impact than that shown in these examples, depending on how much interest rates have changed since the beginning of a Guarantee Period and the amount of time remaining to maturity. In addition, a surrender charge may be assessed on surrenders made before the Purchase Payment has been under the Contract for five years.

 ILLUSTRATION OF A MARKET VALUE ADJUSTMENT WITH THE PRINCIPAL PROTECTION FEATURE

Purchase Payment:                 $50,000.00
Guarantee Period:                 5 years
Guaranteed Interest Rate:         5.50% Effective Annual Rate

The following examples illustrate how the Market Value Adjustment may affect the values of your Contract if you have selected the Principal Protection Feature. In these examples, the surrender occurs one year after a Purchase Payment of $50,000 was made to the Contract. After one year, the Account Value (i.e., the Purchase Payment plus accumulated interest) would be $52,750.

The Market Value Adjustment is calculated based on your then current Account Value less any available Free Withdrawal Amount, and is based on a rate the Company is crediting at the time on new Purchase Payments of the same term-to-maturity as the time remaining in your Guarantee Period. One year after the Purchase Payment was made, you would have four years remaining in the five-year Guarantee Period.

EXAMPLE OF A NEGATIVE MARKET VALUE ADJUSTMENT

A negative Market Value Adjustment results when interest rates have increased since the date the Purchase Payment was made. Assume interest rates have increased one year after the Purchase Payment and the Company is crediting 7.00% for a four-year Guarantee Period.


The Maturity Value, excluding available free interest, would be:

         $61,941.23  =  ($52,750.00 - $2,750) X (1 + .055)4

The Market Adjusted Value would be:

                        _                          _
                       |                    1       |
         $47,254.67 =  | ($61,941.23) X ----------- |
                       |                        4   |
                       |_              (1 + .07)   _|

Total amount available, prior to charges and premium taxes:

         $50,004.67  =  $47,254.67 + $2,750.00

A surrender charge of only $4.67 would apply, since the full 6% surrender charge would not be applied to the protected amount ($50,000 adjusted for premium taxes). Note, the Principal Protection Benefit does not apply to partial surrenders, and the full Market Value Adjustment and surrender charge would apply.

EXAMPLE OF A POSITIVE MARKET VALUE ADJUSTMENT

A positive Market Value Adjustment results when interest rates have decreased since the date a Purchase Payment was made. Assume interest rates have decreased one year later and the Company is then crediting 3.50% for a four-year Guarantee Period.

The Maturity Value, excluding available free interest, would be:

                                                          4
         $61,941.23  =  ($52,750.00 - $2,750) X (1 + .055)

The Market Adjusted Value would be:

                        _                          _
                       |                    1       |
         $53,978.21 =  | ($61,941.23) X ----------- |
                       |                         4  |
                       |_              (1 + .035)  _|

Total amount available, prior to charges and premium taxes:

         $56,728.21  =  $53,978.21 + $2,750.00

The Market Value Adjustment is an increase of $3,978.21 over the Account Value. The applicable surrender charge would be $3,238.69 ($53,978.21 x 0.06%). A positive Market Value Adjustment is limited to the lesser of the surrender charge or the Market Value Adjustment. Therefore, the amount you would receive would be the current contract value of $52, 750.

These examples illustrate what may happen when interest rates increase or decrease from the beginning of a Guarantee Period. A particular Market Value Adjustment may have a greater or lesser impact than that shown in these examples, depending on how much interest rates have changed since the beginning of a Guarantee Period and the amount of time remaining to maturity. In addition, a surrender charge may be assessed on surrenders made before the Purchase Payment has been under the Contract for five years.

                                      "TTM"
                            TRAVELERS TARGET MATURITY

                   WITH OPTIONAL PRINCIPAL PROTECTION FEATURE

                      MODIFIED GUARANTEED ANNUITY CONTRACTS

                                    ISSUED BY

                         THE TRAVELERS INSURANCE COMPANY
                                       OR
                     THE TRAVELERS LIFE AND ANNUITY COMPANY
                                  ONE CITYPLACE
                           HARTFORD, CONNECTICUT 06183












                                                                          4-2004
L-12916-PP                                                     Printed in U.S.A.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Registration Fees: $9,200 for 100,000,000 in interests of Modified Guaranteed
                   Annuity Contracts

Estimate of Printing Costs: $4,000

Cost of Independent Auditors: $4,000

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Sections 33-770 et seq inclusive of the Connecticut General Statutes ("C.G.S.") regarding indemnification of directors and officers of Connecticut corporations provides in general that Connecticut corporations shall indemnify their officers, directors and certain other defined individuals against judgments, fines, penalties, amounts paid in settlement and reasonable expenses actually incurred in connection with proceedings against the corporation. The corporation's obligation to provide such indemnification generally does not apply unless (1) the individual is wholly successful on the merits in the defense of any such proceeding; or (2) a determination is made (by persons specified in the statute) that the individual acted in good faith and in the best interests of the corporation and in all other cases, his conduct was at least not opposed to the best interests of the corporation, and in a criminal case he had no reasonable cause to believe his conduct was unlawful; or (3) the court, upon application by the individual, determines in view of all of the circumstances that such person is fairly and reasonably entitled to be indemnified, and then for such amount as the court shall determine. With respect to proceedings brought by or in the right of the corporation, the statute provides that the corporation shall indemnify its officers, directors and certain other defined individuals, against reasonable expenses actually incurred by them in connection with such proceedings, subject to certain limitations.

Citigroup Inc. (the ultimate parent) also provides liability insurance for its directors and officers and the directors and officers of its subsidiaries, including the Registrant. This insurance provides for coverage against loss from claims made against directors and officers in their capacity as such, including, subject to certain exceptions, liabilities under the federal securities laws.

Insofar as indemnification for liability arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

ITEM 16. EXHIBITS

(a)    Exhibits

     EXHIBIT
      NUMBER      DESCRIPTION

        1.        Distribution and Principal Underwriting Agreement.
                  (Incorporated herein by reference to Exhibit 1 to the Registration Statement on Form S-2, File No. 333-51804, filed December 14, 2000.)

        2.        None.

      3(i). Charter of The Travelers Insurance Company, as amended on October 19, 1994. (Incorporated herein by reference to Exhibit 3(a) to the Registration Statement on Form N-4, File No. 333-40193 filed November 17, 1997).

      3(ii). By-Laws of The Travelers Insurance Company, as amended on October 20, 1994. (Incorporated herein by reference to Exhibit 3(b) to the Registration Statement on Form N-4, File No. 333-40193 filed November 17, 1997.)

      4(a). Contracts. (Incorporated herein by reference to Exhibit 4 to Pre-Effective Amendment No. 1 to the Registration Statement on Form S-2, File No. 33-89812 filed on June 2, 1995.)

      4(b). Contract with Principal Protection Feature. (Incorporated herein by reference to Exhibit 4(b) to the Registration Statement on Form S-2, File No. 333-83072 filed February 20, 2002.)

        5. Opinion Re: Legality, Including Consent. (Incorporated here in by reference to Exhibit 5 to Pre-Effective Amendment No. 1 to the Registration Statement on Form S-2, File No. 333-83072 filed March 25, 2002.)

        8.        None.

        9.        None.

       10.        None.

       11.        None.

       12.        None.

       13.        None.

       15.        None.

       16.        None.

      23(a).      Consent of KPMG LLP, Independent Auditors. Filed herewith.

      23(b).      Consent of Counsel (see Exhibit 5).

       24.        Powers of Attorney authorizing Ernest J. Wright or Kathleen A.
                  McGah as signatory for George C. Kokulis, Glenn Lammey, Marla Berman Lewitus and William R. Hogan filed herewith. (Incorporated herein by reference to Exhibit 24 to the Registration Statement on Form S-2, File No. 333-83072 filed February 20, 2002.)

                  Power of Attorney authorizing Ernest J. Wright or Kathleen A. McGah as signatory for Kathleen A. Preston. (Incorporated here in by reference to Exhibit 24 to Pre-Effective Amendment No. 1 to the Registration Statement on Form S-2, File No. 333-83072 filed March 25, 2002.).

       25.        None.

       26.        None.

       27.        None.

ITEM 17. UNDERTAKINGS

The undersigned registrant hereby undertakes as follows, pursuant to Item 512 of Regulation S-K:

1. To file, during any period in which offers or sales of the registered securities are being made, a post-effective amendment to this registration statement:

       i. to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

       ii. to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price set represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement, and

       iii. to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned registrant hereby undertakes as follows, pursuant to Item 512(h) of Regulation S-K:

(h)     Request for Acceleration of Effective Date:

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-2 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hartford, State of Connecticut, on March 26, 2004.

                         THE TRAVELERS INSURANCE COMPANY
                                  (Registrant)

                            By:  *Glenn D. Lammey
                                 Glenn D. Lammey, Chief Financial Officer, Chief Account Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on March 26, 2004.


*GEORGE C. KOKULIS                      Director, President and Chief Executive
-----------------------------------     Officer (Principal Executive Officer)
(George C. Kokulis)


*GLENN D. LAMMEY                        Director, Chief Financial Officer, Chief
-----------------------------------     Accounting Officer (Principal Financial
(Glenn D. Lammey)                       Officer)


*MARLA BERMAN LEWITUS                   Director
-----------------------------------
(Marla Berman Lewitus)


*KATHLEEN L. PRESTON                    Director
-----------------------------------
(Kathleen L. Preston)




*By: /s/Ernest J. Wright, Attorney-in-Fact

                                  EXHIBIT INDEX

    EXHIBIT
    LETTER       DESCRIPTION
     23(a)       Consent of KPMG, LLP, Independent Auditors